EXHIBIT 2

                          AGREEMENT OF AFFILIATION AND
                                 PLAN OF MERGER

                                 BY AND BETWEEN

                      FIRSTFEDERAL FINANCIAL SERVICES CORP
                        AND FIRST SHENANGO BANCORP, INC.


                             Dated February 6, 1998




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                                      INDEX

                                                                                                                 Page
         ARTICLE I
                  Definitions.....................................................................................1
                  1.1      Defined Terms..........................................................................1
                  1.2      Accounting Terms.......................................................................7

         ARTICLE II
                  Merger and Conversion of Shares.................................................................7
                  2.1      The Merger.............................................................................7
                  2.2      Effective Time.........................................................................7
                  2.3      Articles of Incorporation and Regulations..............................................8
                  2.4      Directors and Officers.................................................................8
                  2.5      Conversion and Exchange of Capital Stock...............................................8
                  2.6      Stock Options.........................................................................10
                  2.7      RESERVED..............................................................................10

         ARTICLE III
                  Representations and Warranties of First Shenango Bancorp, Inc..................................10
                  3.1      Organization of First Shenango........................................................11
                  3.2      Authority and Approval................................................................11
                  3.3      Capital Stock.........................................................................12
                  3.4      SEC Documents/Regulatory Filings......................................................13
                  3.5      Subsidiaries..........................................................................13
                  3.6      Affiliate Transactions................................................................13
                  3.7      Books and Records.....................................................................14
                  3.8      Financial Statements..................................................................14
                  3.9      Absence of Changes....................................................................14
                  3.10     Consent...............................................................................14
                  3.11     Taxes.................................................................................14
                  3.12     Litigation............................................................................15
                  3.13     Compliance with Laws..................................................................16
                  3.14     Benefit Plans.........................................................................16
                  3.15     Real Property.........................................................................18
                  3.16     Assets................................................................................19
                  3.17     Intellectual Property.................................................................20
                  3.18     Contracts.............................................................................20
                  3.19     Pooling of Interests..................................................................21
                  3.20     Reserved..............................................................................21
                  3.21     Licenses..............................................................................21
                  3.22     Insurance.............................................................................22
                  3.23     Brokers and Finders...................................................................22
                  3.24     Employees; Labor Relations............................................................22
                  3.25     Hazardous Substances..................................................................23
                  3.26     Loans.................................................................................24

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

                  3.27     Agreements with Regulators............................................................24
                  3.28     Vote Required.........................................................................24
                  3.29     Securities............................................................................24
                  3.30     Indemnification.......................................................................25
                  3.31     Disclosure............................................................................25

         ARTICLE IV
                  Representations and Warranties of FirstFederal Financial.......................................25
                  4.1      Organization of FirstFederal..........................................................25
                  4.2      Authority and Approval................................................................26
                  4.3      Capital Stock.........................................................................26
                  4.4      SEC Documents/Regulatory Filings......................................................27
                  4.5      Subsidiaries..........................................................................27
                  4.6      Affiliate Transactions................................................................28
                  4.7      Books and Records.....................................................................28
                  4.8      Financial Statements..................................................................28
                  4.9      Absence of Changes....................................................................28
                  4.10     Consent...............................................................................29
                  4.11     Taxes.................................................................................29
                  4.12     Litigation............................................................................30
                  4.13     Compliance with Laws..................................................................30
                  4.14     Benefit Plans.........................................................................31
                  4.15     Real Property.........................................................................32
                  4.16     Assets................................................................................33
                  4.17     Intellectual Property.................................................................34
                  4.18     Contracts.............................................................................34
                  4.19     Pooling of Interests..................................................................36
                  4.20     Reserved..............................................................................36
                  4.21     Licenses..............................................................................36
                  4.22     Insurance.............................................................................36
                  4.23     Brokers and Finders...................................................................37
                  4.24     Employees; Labor Relations............................................................37
                  4.25     Hazardous Substances..................................................................37
                  4.26     Loans.................................................................................38
                  4.27     Agreements with Regulators............................................................38
                  4.28     Reserved..............................................................................38
                  4.29     Securities............................................................................38
                  4.30     Disclosure............................................................................39

         ARTICLE V
                  Covenants......................................................................................39
                  5.1      First Shenango's Covenants............................................................39
                  5.1.1    Access to Information.................................................................39
                  5.1.2    Conduct of Business...................................................................39
                  5.1.3    Corporate Matters.....................................................................40
                  5.1.4    Distribution and Stock................................................................40
                  5.1.5    Insurance.............................................................................40
                  5.1.6    Employees.............................................................................40



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
                  5.1.7    New Business..........................................................................40
                  5.1.8    Agreements............................................................................41
                  5.1.9    Books and Records.....................................................................41
                  5.1.10   Compliance with Laws..................................................................41
                  5.1.11   Shareholders' Meeting.................................................................41
                  5.1.12   Solicitations.........................................................................42
                  5.1.13   Break-Up Fee..........................................................................42
                  5.1.14   Confidentiality.......................................................................44
                  5.1.15   Exercise of Stock Options.............................................................44
                  5.1.16   ESOP..................................................................................44
                  5.1.17   Defined Benefit Plan..................................................................44
                  5.1.18   Two Additional Benefit Plans..........................................................45
                  5.1.19   Employment Agreements.................................................................45
                  5.2      FirstFederal's Covenants..............................................................45
                  5.2.1    Listing...............................................................................45
                  5.2.2    Shareholders' Meeting.................................................................45
                  5.2.3    Employee Benefit Plans................................................................46
                  5.2.4    Confidentiality.......................................................................46
                  5.2.6    Employment Agreements.................................................................46
                  5.3      Mutual Covenants......................................................................46
                  5.3.1    Pooling of Interest...................................................................46
                  5.3.2    Proxy Statement; Registration Statement...............................................47
                  5.3.3    Disclosure............................................................................47
                  5.3.4    Applications..........................................................................48
                  5.3.5    Indemnity.............................................................................48
                  5.3.6    Best Efforts..........................................................................49
                  5.3.7    Delivery of Supplements to Disclosure Schedules.......................................50
                  5.3.8    Internal Procedures...................................................................50

         ARTICLE VI
                  Conditions Precedent to FirstFederal's Performance.............................................50
                  6.1      Representations and Warranties True...................................................50
                  6.2      Performance of First Shenango.........................................................51
                  6.3      No Material Changes...................................................................51
                  6.4      Corporate Approval....................................................................51
                  6.5      Consents..............................................................................51
                  6.6      Reserved..............................................................................51
                  6.7      Opinion of Counsel....................................................................51
                  6.8      FirstFederal's Due Diligence..........................................................51
                  6.9      Regulatory Approval...................................................................51
                  6.10     Pooling of Interest...................................................................52
                  6.11     Accountant's Letters..................................................................52
                  6.12     Thrift Subsidiary Board of Directors..................................................52
                  6.13     Officer's Certificates................................................................52
                  6.14     Fairness Opinion......................................................................52
                  6.15     Department of Labor and Industry Certificate..........................................52
                  6.16     Certified Rent Roll...................................................................53

         ARTICLE VII
                  Conditions to Obligations of First Shenango....................................................53

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

                  7.1      FirstFederal's Warranties.............................................................53
                  7.2      FirstFederal's Performance............................................................53
                  7.3      Opinion of FirstFederal's Counsel.....................................................53
                  7.4      Corporate Approval....................................................................53
                  7.5      Fairness Opinion......................................................................53
                  7.6      No Material Changes...................................................................53

         ARTICLE VIII
                  The Closing....................................................................................54
                  8.1      Time and Place........................................................................54
                  8.2      Closing Escrow........................................................................54

         ARTICLE IX
                  Post Closing Obligations.......................................................................54
                  9.1      Options...............................................................................54
                  9.2      FirstFederal Board of Directors.......................................................54

         ARTICLE X
                  Costs and Publicity............................................................................54
                  10.1     Expenses..............................................................................54
                  10.2     Publicity.............................................................................54

         ARTICLE XI
                  Form of Agreement and Parties..................................................................55
                  11.1     Headings..............................................................................55
                  11.2     Modification and Waiver...............................................................55
                  11.3     Counterparts..........................................................................55
                  11.4     Rights of Parties.....................................................................55
                  11.5     Assignment............................................................................55

         ARTICLE XII
                  Termination....................................................................................55
                  12.1     Termination...........................................................................55
                  12.2     Effect of Termination.................................................................56
                  12.3     Liquidated Damages....................................................................57

         ARTICLE XIII
                  Disclosure Schedules...........................................................................57

         ARTICLE XIV
                  Miscellaneous..................................................................................57
                  14.1     Notices...............................................................................57
                  14.2     Entire Agreement......................................................................58
                  14.3     Costs.................................................................................58
                  14.4     Fair Interpretation...................................................................58
                  14.5     Severability..........................................................................58
                  14.6     Effect of Closing.....................................................................58
                  14.7     Arbitration of Disputes...............................................................59
                  14.8     No Third Party Beneficiaries..........................................................59
                  14.9     Governing Law.........................................................................59



                   AGREEMENT OF AFFILIATION AND PLAN OF MERGER
                   -------------------------------------------

         This AGREEMENT OF AFFILIATION AND PLAN OF MERGER ("Merger Agreement") dated as of February 6, 1998, is made and entered into by and between FIRSTFEDERAL FINANCIAL SERVICES CORP, an Ohio corporation with its principal office located in Wooster, Wayne County, Ohio ("FirstFederal"), and FIRST SHENANGO BANCORP, INC., a Pennsylvania corporation with its principal office located in New Castle, Lawrence County, Pennsylvania ("First Shenango").

         WHEREAS, FirstFederal and First Shenango desire to effect a merger under the authority and provisions of the corporation laws of the State of Ohio and the Commonwealth of Pennsylvania pursuant to which, at the effective time, First Shenango will be merged into FirstFederal with FirstFederal to be and become the surviving corporation;

         WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Code;

         WHEREAS, for accounting purposes, it is intended that the merger be accounted for as a "pooling of interests."

         WHEREAS, FirstFederal presently intends to operate First Federal Savings Bank of New Castle as an autonomous wholly owned Thrift Subsidiary of FirstFederal.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------
                                   Definitions
                                   -----------

         1.1 Defined Terms. As used in this Merger Agreement, the following terms have the following meanings unless the context clearly indicates otherwise (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         "Acquisition Transactions" has the meaning set out in Section 5.1.12.

         "Affiliate" means any Person that directly or indirectly controls or is controlled by or is under common control with a Person.

         "Articles of Merger" has the meaning set out in Section 2.2.

         "Assets" means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by First Shenango or FirstFederal, including without limitation cash, cash equivalents, notes, securities, loans, chattel paper, documents, instruments, general intangibles, real estate, equipment, goods and Intellectual Property, regardless of whether such items appear on the Financial Statements.

         "Bank Subsidiary" means Signal Bank, National Association, a federally chartered national bank and Summit Bank, National Association, a federally chartered national bank.

         "Books and Records" mean all files, documents, instruments, papers, books and records relating to the Business or Condition of First Shenango or FirstFederal, as the case may be, including without limitation Financial Statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, minute books, stock transfer ledgers, Contracts, Licenses, loans, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "Business or Condition of First Shenango" means the business, condition (financial or otherwise), results of operations, Assets and prospects of First Shenango taken as a whole.

         "Business or Condition of FirstFederal" means the business, condition (financial or otherwise), results of operations, Assets and prospects of FirstFederal taken as a whole.

         "Certificate" has the meaning set out in Section 2.5(e).

         "Certificate of Merger" has the meaning set out in Section 2.2.

         "Closing" and "Closing Date" shall be on or before August 31, 1998, or as promptly as possible after Regulatory Approval is received, but in no event later than December 31, 1998.

         "Code" means the Internal Revenue Code of 1986 and any amendments, predecessor laws or successor laws, and all applicable interpretive authority (including, but not limited to, regulations and revenue rulings).

         "Constituent Corporations" has the meaning set out in Section 2.1.

         "Contract" means any agreement, lease, evidence of indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral) to which First Shenango or FirstFederal is a party or bound other than as a creditor in the ordinary course of business.

         "Disclosure Schedule" means the record delivered to FirstFederal by First Shenango and to First Shenango by FirstFederal herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by First Shenango and FirstFederal respectively pursuant to this Merger Agreement.

         "Documents of Merger" has the meaning set out in Section 2.2.

         "ERISA" has the meaning set out in Section 3.14(a).

         "Exchange Act" has the meaning set out in Section 5.1.13(a)(i)(A).

         "Effective Time" has the meaning set out in Section 2.2.

         "Employee Benefit Plans" has the meaning set out in Section 3.14(a).

         "Employment Agreements" means the agreements by and between Thrift Subsidiary and Francis A. Bonadio and Lonny D. Robinson in the form set forth in Exhibit A-1 and Exhibit A- 2.

         "Environmental Law" means any law relating to human health, safety, or protection of the environment or to omissions, discharges, releases, or threatened releases of pollutants, contaminants, or hazardous substances in the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the treatment, storage, disposal, transport, or handling of any hazardous substance.

         "Exchange Ratio" has the meaning set out in Section 2.5.

         "Financial Statements" means the FirstFederal Financial Statements and/or the First Shenango Financial Statements, as the case may be.

         "FirstFederal" means collectively FirstFederal Financial Services Corp and each Subsidiary thereof, except in Articles II and XI, FirstFederal means solely FirstFederal Financial Services Corp.

         "FirstFederal Common Stock" means $1.00 par value common stock of FirstFederal Financial Services Corp, of which 6,725,535 shares are issued and outstanding as of December 31, 1997.

       "FirstFederal Entity" has the meaning set out in Section 5.1.13(a)(i)(A).

       "FirstFederal Financial" means FirstFederal Financial Services Corp.

       "FirstFederal Financial Statements" means the consolidated balance sheets of FirstFederal as of December 31, 1995, and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the years ending on those dates as audited by Deloitte & Touche, LLP, the independent, certified public accountant for FirstFederal for 1995 and KPMG Peat Marwick LLP, the independent, certified public accountant for FirstFederal for 1996, including the independent auditors' reports of such accountants with respect to the Financial Statements. Financial Statements also means the unaudited balance sheet as of December 31, 1997, and related statements of income, shareholders' equity and cash flows for the period ending on such date. Said Statements are set out in Section 4.8 of the Disclosure Schedule.

         "FirstFederal Share Price Change" means a fraction expressed as a percentage, the numerator of which is the difference between the average closing Sales Price of FirstFederal Common Stock as recorded on Nasdaq for the 10 consecutive Trading Days ending on the Trading Day prior to the Trading Day this Merger Agreement is executed by all parties and the average closing Sales Price of FirstFederal Common Stock as recorded on Nasdaq for the 10 consecutive Trading Days ending on the third Trading Day prior to the Closing Date and the denominator of which is the average closing Sales Price of FirstFederal Common Stock as recorded on Nasdaq for the 10 consecutive Trading Days ending on the Trading Day prior to the Trading Day this Merger Agreement is executed by all parties.

         "First Shenango" means collectively First Shenango Bancorp, Inc. and each Subsidiary thereof, except in Articles II and XII, First Shenango means solely First Shenango Bancorp, Inc.

         "First Shenango Articles" has the meaning set out in Section 3.1(b).

         "First Shenango Bylaws" has the meaning set out in Section 3.1(b).

         "First Shenango Common Stock" means the common stock, $0.10 par value per share of First Shenango Bancorp, Inc., of which 2,058,640 shares are issued and outstanding as of the date hereof.

         "First Shenango Financial Statements" means the consolidated balance sheets of First Shenango as of December 31, 1995 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the years ending on those dates as audited by Ernst & Young LLP, the independent, certified public accountant for First Shenango, including the reports of such accountant with respect to the Financial Statements. Financial Statements also mean the unaudited balance sheet as of December 31, 1997, and related statements of income, shareholders' equity and cash flows for the period ending on such date. Said Statements are set out in Section 3.8 of the Disclosure Schedule.

         "GAAP" means American Institute of Certified Public Accountants' generally accepted accounting principles, consistently applied.

         "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, processes, designs, methodologies, computer programs (including all source codes) and related documentation, and all pending applications for and registrations of patents, trademarks, service marks and copyrights licensed or owned by First Shenango.

         "Knowledge" means the actual knowledge of any director or senior management officer.

         "KPMG" means KPMG Peat Marwick LLP.

         "Liabilities" means all indebtedness, obligations, guarantees, and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, liquidated or unliquidated, or whether due or to become due).

         "Licenses" means all licenses,  permits,  charters,  trade  association
memberships,    certificates    of   authority,    authorizations,    approvals,
registrations, franchises and similar consents.

         "Lien" means any mortgage, pledge assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to convey any of the foregoing.

         "Material Adverse Effect" means with respect to FirstFederal or First Shenango, as the case may be, a material adverse effect on the business, results of operations, or financial condition of such party and its Subsidiaries taken as a whole.

         "Material Adverse Impact of FirstFederal" means a material misrepresentation or breach of warranty by FirstFederal or any other matter not adequately disclosed on the Disclosure Schedule by FirstFederal which, in the aggregate, would have potential pre-tax liability to FirstFederal in excess of $3,000,000 (excluding therefrom change in financial position resulting from general market fluctuations in the value of FirstFederal's investment securities and loans).

         "Material Adverse Impact of First Shenango" means a material misrepresentation or breach of warranty by First Shenango or any other matter not adequately disclosed on the Disclosure Schedule by First Shenango which, in the aggregate, would have potential pre-tax liability to First Shenango in excess of $1,000,000 (excluding therefrom change in financial position resulting from general market fluctuations in the value of First Shenango's investment securities and loans).

         "Material Contract" means any Contract that involves the payment or potential payment, pursuant to the terms of any such contract, by or to First Shenango of more than $100,000.00 or any Contract that cannot be terminated within 360 calendar days after giving notice of termination without resulting in any material cost or penalty to First Shenango.

         "McDonald" has the meaning set out in Section 3.23.

         "Merger" has the meaning set out in Section 2.1.

         "Merger Agreement" means this Agreement of Affiliation and Plan of Merger, Exhibits and Schedules hereto and all certificates and documents delivered in accordance herewith.

         "NASD" has the meaning set out in Section 5.2.1.

         "Nasdaq" means the Nasdaq National Stock Market System.

         "OGCL" has the meaning set out in Section 2.1.

         "Order" means any writ, judgment, decree, injunction or similar order of any governmental or regulatory authority (in each such case whether preliminary or final).

         "PBGC" has the meaning set out in Section 3.14(b).

         "PBCL" has the meaning set out in Section 2.1.

         "Person" means any natural person, corporation, general partnership, trust, proprietorship, limited liability company or other business organization.

         "Real Property" means all interests in real estate wherever located and owned or leased.

         "Registration Statement" means the original filing and subsequent amendments under Form S-4 with the Securities and Exchange Commission (SEC) pursuant to the Securities Act of 1933 referred to in Articles V and VI.

         "Regulatory Approval" means the approval of this Merger Agreement by the appropriate agencies, commissions, and other instrumentalities of the United States.

         "Robinson" means Lonny D. Robinson.

         "Sales Price" means the average of the closing bid and ask price of FirstFederal Common Stock, as reported on Nasdaq as adjusted for stock splits and stock dividends.

         "SEC" means the Securities and Exchange Commission.

         "SNL Index" means the value as of a given date of the SNL Securities National Bank and Thrift Index as reported by SNL Securities, which represents a market value weighted average of the companies composing such index.

         "SNL Index Price Change" means a fraction expressed as a percentage the numerator of which is the difference between the average closing value of the SNL Index for the 10 consecutive Trading Days ending on the Trading Day prior to the Trading Day this Merger Agreement is executed by all parties and the average closing value of the SNL Index for the ten (10) consecutive Trading Days ending on the third Trading Day prior to the Closing Date and the denominator of which is the average closing value of the SNL Index for the 10 consecutive Trading Days ending on the Trading Day prior to the Trading Day this Merger Agreement is executed by all parties.

         "Stock Option" means any stock option granted under the Stock Option Plan.

         "Stock Option Plan" means First Shenango Bancorp, Inc. 1993 Stock Option Plan for the benefit of First Shenango's directors and the Thrift
Subsidiary's officers as more fully disclosed on Section 3.18(a)(i) of the Disclosure Schedule.

         "Subsidiary" means any corporation or other entity in which First Shenango or FirstFederal, as the case may be, directly or indirectly through Subsidiaries or otherwise, beneficially owns any equity interests in, or the voting control of, such corporation or other entity.

         "Surviving Corporation" has the meaning set out in Section 2.1.

         "Thrift Subsidiary" means First Federal Savings Bank of New Castle, a federally chartered stock savings bank.

         "Trading Day" means a day stock is exchanged on Nasdaq.

         "Transfer Agent" means Chase Mellon Shareholder Services, LLC, or such successor transfer agent selected by FirstFederal.

         1.2 Accounting Terms. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. All financial data supplied pursuant to this Merger Agreement shall be prepared in accordance with such principles, unless otherwise noted.


                                   ARTICLE II
                                   ----------
                         Merger and Conversion of Shares
                         -------------------------------

         2.1 The Merger.  At the Effective  Time,  upon the terms and subject to the conditions of this Merger Agreement, First Shenango shall be merged (the "Merger") with and into FirstFederal in accordance with the Ohio General Corporation Law (the "OGCL") and Pennsylvania Business Corporations Law ("PBCL"). FirstFederal shall be the surviving corporation in the Merger (the
"Surviving Corporation"), and the Surviving Corporation shall be an Ohio corporation. The Surviving Corporation's name shall be Signal Corp. FirstFederal and First Shenango are sometimes referred to herein as the "Constituent Corporations." As a result of the Merger, the outstanding shares of capital stock of First Shenango shall be converted or canceled in the manner provided in
Section 2.5.

         2.2 Effective Time. As soon as practicable following the Closing, the Constituent Corporations shall cause a certificate of merger complying with the requirements of Section 1701.81 of the OGCL (the "Certificate of Merger") attached hereto as Exhibit B and articles of merger complying with the requirements of Section 1926 of the PBCL (the "Articles of Merger") attached hereto as Exhibit C, (together the "Documents of Merger"), to be filed with the Secretary of State of the State of Ohio and the Department of State of the Commonwealth of Pennsylvania, respectively. The Merger will become effective at the time and date the Documents of Merger are filed with the Secretary of the State of Ohio and the Department of State of the Commonwealth of Pennsylvania (the "Effective Time"). The Effective Time may not be prior to April 5, 1998.

         2.3 Articles of Incorporation and Regulations. The amended Articles of Incorporation, as further amended by the Certificate of Merger, and Code of Regulations of FirstFederal effective immediately before the Effective Time will be the Articles of Incorporation and Code of Regulations of the Surviving Corporation, until duly amended in accordance with the OGCL and their respective terms.

         2.4 Directors and Officers. The directors and officers of FirstFederal immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of FirstFederal's amended Articles of Incorporation and Code of Regulations and the OGCL. Likewise, the directors of Thrift Subsidiary prior to the Effective Time will remain directors of Thrift Subsidiary after the Effective Time subject to the provisions of its Articles, Bylaws and the provisions of applicable law.

         2.5      Conversion and Exchange of Capital Stock.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock, $0.10 par value per share, of First Shenango Common Stock will, by virtue of the Merger, automatically be canceled and extinguished in consideration and exchange for the right to receive
         1.143 shares ("Exchange Ratio") of FirstFederal Common Stock.

                  (b) All shares of First Shenango Common Stock that are owned by First Shenango as treasury stock and any shares of First Shenango Common Stock owned by FirstFederal shall be canceled and retired and shall cease to exist and no consideration whatsoever shall be delivered in exchange therefor in connection with the Merger.

                  (c) Each outstanding share of FirstFederal Common Stock prior to the Effective Time shall continue to be an issued and outstanding common share $1.00 par value of the Surviving Corporation and each share of FirstFederal Common Stock held in treasury prior to the Effective Time shall continue to be held in treasury by the Surviving Corporation.

                  (d) If, between the date of this Merger Agreement and the Effective Time, the shares of FirstFederal Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up combination, or exchange of shares, or by stock dividend or stock split thereon, declared with a record date within said period, the applicable adjustment or adjustments shall be made to the Exchange Ratio established by Section 2.5(a) and to the definition of "Sales Price."

                  (e) As soon as practicable after the Effective Time, the Transfer Agent shall send a notice and form of letter of transmittal to each holder of record of First Shenango Common Stock at the Effective Time advising such shareholder of the effectiveness of the Merger and the procedures for surrendering to the Transfer Agent outstanding Certificates formerly evidencing shares of First Shenango Common Stock. On and after the Effective

         Time, each holder of a certificate or certificates theretofore representing outstanding shares of First Shenango Common Stock(any such certificate being hereinafter referred to as a "Certificate") may surrender the same to the Transfer Agent for cancellation and each such holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of whole shares of FirstFederal Common Stock to which such holder is entitled as provided herein and a check in an amount equal to the amount of cash to be paid pursuant to subsection (f) of Section 2.5, without interest, to which such holder is entitled.Until so surrendered, each Certificate shall be deemed for all purposes to evidence ownership of the number of shares of FirstFederal Common Stock into which the shares represented by such Certificates have been changed or converted as aforesaid. No dividends or other distributions declared after the Effective Time with respect to FirstFederal Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 2.5. After the surrender of a Certificate in accordance with this Section 2.5, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of FirstFederal Common Stock represented by such Certificate. Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time, at any meeting of FirstFederal shareholders, the number of whole shares of FirstFederal Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates; provided that no holder of unsurrendered Certificates may vote at any meeting of FirstFederal shareholders that is held more than 30 days after the Effective Time. Certificates surrendered for exchange by any person who is an "affiliate" of First Shenango or an affiliate of an affiliate for purposes of Rule 145(c) under the Securities Act of 1933, as amended, shall not be exchanged for certificates representing shares of FirstFederal Common Stock until FirstFederal has received the written agreement of such person contemplated by Section 5.3.1. If any certificate for shares of FirstFederal Common Stock is to be issued in a name other than that in which a Certificate surrendered for exchange is issued, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer.

                  Upon the Effective Time, the stock transfer books of First Shenango shall be closed and no transfer of First Shenango Common Stock shall thereafter be made or recognized. Any other provision of this Merger Agreement notwithstanding, neither FirstFederal or the Transfer Agent nor any party to this Merger Agreement shall be liable to a holder of First Shenango Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) Notwithstanding any other provision hereof, each holder of shares of First Shenango Common Stock who would otherwise have been entitled to receive a fraction of a share of FirstFederal Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash in an amount equal to such fractional part of a share of FirstFederal Common Stock valued as follows: the average closing Sales Price as recorded on Nasdaq for the ten consecutive Trading Days ending on the third

         Trading Day prior to the Closing Date. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of any fractional share.

                  (g) To the extent applicable under the PBCL, each outstanding share of First Shenango Common Stock the holder of which has perfected his right to dissent under the PBCL and has not effectively withdrawn or lost such right as of the Effective Time (the "First Shenango Dissenting Shares") will not be converted into or represent a right to receive shares of FirstFederal Common Stock (including cash for fractional shares), and the holder will be entitled only to such rights as are granted by the PBCL. First Shenango will give FirstFederal prompt notice upon receipt by First Shenango of any such written demands for payment of the fair value of such shares of First Shenango Common Stock and of withdrawals of such demands and any other instruments provided pursuant to PBCL (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Any payments made in respect of First Shenango Dissenting Shares will be made by FirstFederal. If any Dissenting Shareholder effectively withdraws or loses (through failure to perfect or otherwise) his right to such payment prior to or at or after the Effective Time, such holder's shares of First Shenango Common Stock will be converted into a right to receive FirstFederal Common Stock in accordance with the applicable provisions of this Merger Agreement.

         2.6 Stock Options. Except for those Stock Options exercised pursuant to
Section 5.1.15, Stock Options outstanding immediately prior to the Effective Time entitling the holders thereof to purchase shares of First Shenango Common Stock will remain unchanged and will remain outstanding when the Merger becomes effective, except that upon the Effective Time, (i) the holders thereof shall become entitled to purchase the number of shares of FirstFederal Common Stock (rounded up to the nearest whole share) to which such holders would have been entitled to receive pursuant to Section 2.5(a) if immediately preceding the Effective Time, such securities were converted into such number of shares of First Shenango Common Stock to which the holders would be entitled under the terms of the governing documents for such securities, disregarding for purposes of this Section any limitations on exercise or vesting thereof; and (ii) the exercise price of each respective Stock Option shall be divided by the Exchange Ratio. The Stock Options, and the FirstFederal Common Stock delivered upon exercise of the Stock Option, shall be registered under the Securities Act of 1933.

         2.7      RESERVED
                                   ARTICLE III
                                   -----------
         Representations and Warranties of First Shenango Bancorp, Inc.
         --------------------------------------------------------------

         Representations and Warranties. In order to induce FirstFederal Financial to enter into this Merger Agreement and to consummate the transactions contemplated hereunder, First Shenango Bancorp, Inc. makes the following representations, warranties, covenants and agreements:

         3.1      Organization of First Shenango.

                  (a) First Shenango Bancorp, Inc., is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all necessary corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets. Section 3.1 of the Disclosure Schedule lists all states in which First Shenango is engaged in business, or owns, uses, or leases Assets. First Shenango is qualified to do business and is in good standing in those jurisdictions specified in Section 3.1 of the Disclosure Schedule, which are the only jurisdictions in which such qualification is legally required, except where the failure to be so qualified or in good standing (considering all such failures together) does not and will not have a Material Adverse Effect upon the Business or Condition of First Shenango.


                  (b) The copies of First Shenango Bancorp, Inc.'s Articles of Incorporation as amended to date, certified by the Secretary of the Commonwealth of Pennsylvania ("First Shenango Articles"), and the Amended and Restated Bylaw as amended to date, certified by First Shenango Bancorp, Inc.'s Secretary ("First Shenango Bylaws "), all of which have been heretofore delivered to FirstFederal, are and at Closing will be accurate and complete. Further, the minute books and stock record books of First Shenango are accurate and complete and at Closing will be complete and correct. Such minute books and stock record books will be available for inspection at any reasonable time by FirstFederal's duly authorized representatives, and copies of any minutes of any meeting held or documents otherwise constituting corporate action by First Shenango after the date of such inspection will be furnished to FirstFederal promptly and in no event later than Closing.

                  (c) First Shenango does not own any FirstFederal Common Stock.

         3.2      Authority and Approval.

                  (a) Provided the Effective Time is subsequent to April 5, 1998, First Shenango Bancorp, Inc., has all requisite corporate power and authority to enter into and perform all of its obligations under this Merger Agreement. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of First Shenango Bancorp, Inc, other than the shareholder vote as contemplated in Section 5.1.11 hereof.

                  (b) Provided the Effective Time is subsequent to April 5, 1998, the consummation of the transactions contemplated hereby and the compliance by First Shenango with the terms of this Merger Agreement do not and will not conflict with, result in, or constitute any of the following:

                           (i) A breach of any term or provision of this Merger Agreement;

                           (ii) Except for the matters set out on Section 3.2 of
                  the Disclosure Schedule, a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the First Shenango Articles or First Shenango Bylaws or any Contract, License, commitment, or other agreement, instrument, or arrangement to which First Shenango is a party or by which First Shenango or its Assets are bound;

                           (iii) Except as to matters set out on Section 3.2 of the Disclosure Schedule, an event that would permit any party to terminate any agreement with First Shenango or to accelerate the maturity of any obligation of First Shenango; or

                           (iv) The creation or imposition of any Lien on any of
                  its Assets.

         3.3 Capital Stock. The authorized capital stock of First Shenango Bancorp, Inc., consists of:

                  (a) 15,000,000 shares of common stock, $0.10 par value per share, of which 2,058,640 shares are issued and outstanding; and 274,091 shares are held in treasury; and 10,367 shares are held in a benefit plan reserve.

                  (b) 10,000,000 shares of serial preferred stock without par value, none of which is issued and outstanding.

         All issued and outstanding shares of First Shenango Common Stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive right of any stockholder of First Shenango Bancorp, Inc. All of the issued and outstanding shares of First Shenango Common Stock will be entitled to vote to approve this Merger Agreement. As of the date hereof, no shares of First Shenango Common Stock were reserved for issuance, except that 109,074 shares were reserved for issuance upon the exercise of options granted heretofore pursuant to the Stock Option Plan. First Shenango has no outstanding restricted stock that has not completely and fully vested. First Shenango has no stock appreciation rights outstanding. Options have been granted with respect to 109,074 shares of First Shenango Common Stock, all of which are presently held by the present or former employees, officers, and directors of Thrift Subsidiary, all of which Stock Options are fully vested as of the execution of the Merger Agreement. There are no other outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating First Shenango to issue (or to transfer from treasury) any additional shares of its capital stock of any class. Section 3.3 of the Disclosure Schedule lists all Persons who owned unexercised Stock Options which have lapsed for any reason, which have not otherwise been awarded thereafter to other parties.

         First Shenango has taken all action necessary so that the execution of this Merger Agreement and the consummation of the transactions contemplated hereby do not and will not result in the grant of any rights to any person under any agreements or enable rights to any capital stock of First Shenango to be exercised, distributed, or triggered, except as otherwise provided in this Merger Agreement.

         3.4 SEC Documents/Regulatory Filings. First Shenango Bancorp, Inc., has filed all SEC documents required by the security laws and such SEC documents complied as of their respective dates of filing in all material respects with security laws. First Shenango has filed all reports required by statute or regulation to be filed with any federal or state regulatory agency except where the failure to so file would not have a Material Adverse Effect on First Shenango, and such reports were prepared in accordance with the applicable statutes, regulations, and instructions in existence as of the date of filing of such reports in all material respects.

         3.5      Subsidiaries.

                  (a) First Shenango does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization, except as disclosed on
         Section 3.5 of the Disclosure Schedule. The outstanding shares of capital stock of each Subsidiary are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly owned by First Shenango , free and clear of all liens, claims, and encumbrances. No Subsidiary has any outstanding securities of any kind, nor any outstanding options, warrants, or other rights entitling another person to acquire any securities of a Subsidiary of any kind other than the shares of capital stock owned by First Shenango.

                  (b) Each Subsidiary is a duly organized corporation or banking association validly existing and in good standing under applicable laws. Each Subsidiary (i) has all requisite corporate power and authority to carry on its business as now conducted; and (ii) is duly licensed or qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to be so licensed or qualified would have a Material Adverse Effect on First Shenango. Each Subsidiary has all federal, state, and local governmental authorizations necessary for it to own or lease its properties or assets and to carry on its business as is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on First Shenango.

         3.6 Affiliate Transactions. Except as disclosed in Section 3.6 of the Disclosure Schedule, as of the date of this Merger Agreement:

                           (i) There are no Liabilities between First Shenango, on the one hand, and the officers and directors of First Shenango, on the other hand;

                           (ii) No executive officer,  director, or Affiliate of
                  a director or executive officer provides, provided, or caused or causes to be provided any Assets, services, or facilities to First Shenango or otherwise does business with First Shenango.

         3.7 Books and Records. The Books and Records of First Shenango fairly reflect in all material respects the transactions to which it is a party and by which its properties are subject or bound. Such Books and Records have been properly kept and maintained in compliance in all material respects with GAAP and all applicable legal requirements.

         3.8 Financial Statements. The First Shenango Financial Statements, all previously provided to FirstFederal, fairly present the consolidated financial position of First Shenango Bancorp, Inc., and its consolidated Subsidiaries as of the date indicated, and the consolidated results of operations, changes in shareholders' equity and cash flows of First Shenango Bancorp, Inc., and its consolidated Subsidiaries for the period then ended in conformity with GAAP. There are no material Liabilities of First Shenango required to be disclosed in First Shenango's Financial Statements other than the Liabilities disclosed in such Financial Statements (including footnotes). All monetary Liabilities and material non-monetary Liabilities incurred after the date of the Financial Statements were incurred in the ordinary course of business consistent with past practices and in the aggregate are not material to First Shenango's business. Except for those Subsidiaries listed in Section 3.8 of the Disclosure Schedule, the statements of financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 3.8 have been, consolidated with those of First Shenango Bancorp, Inc.

         3.9 Absence of Changes. Since December 31, 1997: (i) there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Impact of First Shenango; (ii) neither First Shenango's chief executive officer nor its chief financial officer is aware of any events which have occurred since December 31, 1997, or which are reasonably certain to occur in the future and which reasonably can be expected to result in any Material Adverse Impact of First Shenango; and (iii) there have been no material changes in the methods of business operation of First Shenango.

         3.10 Consent. Except as set forth in Section 3.10 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to First Shenango in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated hereby.

         3.11     Taxes.

                  (a) Filing of Tax Returns. Except where properly extended, within the times and in the manner prescribed by law, First Shenango has filed all federal, state, and local tax returns required by law. Except as disclosed in Section 3.11 of the Disclosure Schedule, the federal income tax returns of First Shenango have not been audited or investigated by the Internal Revenue Service for the preceding five years. Except as reflected on Section 3.11 of the Disclosure Schedule, there are no present disputes as to taxes payable by First Shenango. In addition, all tax returns and reports required by applicable law or governmental regulations have been filed by First Shenango, and such returns and reports are (and as to such returns and reports not filed as of the date hereof, will be) true, correct, and complete in all material respects and present, fairly and accurately, the information required to be shown therein. There are no tax deficiencies assessed against First Shenango that would have a Material Adverse Effect on First Shenango, and there are no tax deficiencies proposed or threatened, and no audit of First Shenango by any federal, state or local authority is in progress, and First Shenango has not received notice regarding any audit.

                  (b) Payment of Taxes. Except as disclosed in Section 3.11(b) of the Disclosure Schedule, First Shenango has, within the time and in the manner prescribed by law, paid in full (and until the Closing Date will pay within the time and in the manner prescribed by law) payroll taxes (including, but not limited to, Social Security taxes), franchise taxes, sales and use taxes, personal property taxes, real estate taxes and assessments, and local, state and federal income taxes. In addition, First Shenango will pay or make timely provision for payment of all such taxes thereafter payable by First Shenango so that no lien for any such taxes will be placed (or attempted) upon any of the Assets, on or following the Closing Date.

                  (c) Tax Reserves. Except as disclosed in Section 3.11(c) of the Disclosure Schedule, the amounts established as accruals for taxes on the Financial Statements and on the Books and Records of First Shenango are reasonably expected to be sufficient for the payment of all taxes of any kind, whether disputed or not, and whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by First Shenango for any periods or fiscal years prior to or including the Closing Date, including all taxes imposed before or after the Closing Date which are attributable to any such period or fiscal year. No differences exist between the amounts of the book basis and the tax basis of Assets (net of Liabilities) that are not accounted for by an accrual on the Books and Records for federal income tax purposes.

                  (d) Extensions and Waivers. Except as disclosed in Section 3.11(d) of the Disclosure Schedule, First Shenango has not requested any extension of time within which to file any tax return, which tax return has not since been filed, nor has First Shenango executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax returns.

         3.12 Litigation.  Except as disclosed in Section 3.12 of the Disclosure
Schedule:

                  (a) There is no pending or threatened litigation involving First Shenango as defendant or plaintiff. There is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened, against or affecting First Shenango, or its business or Assets. To the best of its Knowledge, the matters set forth in Section 3.12 of the Disclosure Schedule, if decided adversely to First Shenango, will not result in a Material Adverse Impact on First Shenango. First Shenango is not in default with respect to any Order of any federal, state, local or foreign court, department, agency, or instrumentality.

                  (b) There are no facts or circumstances known to First Shenango that could reasonably be expected to give rise to any claim that would be required to be disclosed pursuant to clause (a) above.

         3.13 Compliance with Laws. To the best of its Knowledge, First Shenango has complied with and is not in violation of, applicable federal, state, or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business, including without limitation the Real Estate Settlement Procedures Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Truth in Lending Act, Occupational Safety and Health Act of 1970, the Fair Labor Standards Act of 1938, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, Federal Age Discrimination in Employment Act of 1967, Consolidated Omnibus Budget Reconciliation Act of 1985, the Workers Adjustment and Retraining Notification Act of 1988, Civil Rights Act of 1991, Americans with Disabilities Act of 1991, the Family and Medical Leave Act of 1993, as all such have been amended, except which individually or in the aggregate do not and insofar as reasonably can be foreseen, in the future will not have a Material Adverse Effect on First Shenango. Except as disclosed in Section 3.13 of the Disclosure Schedule, no investigation or review by any governmental entity with respect to First Shenango outside the ordinary course of business and not generally applicable to entities engaged in the same business is pending or, to the Knowledge of First Shenango, threatened, nor has any governmental entity indicated an intention to conduct the same in each case other than those, the outcome of which will not have a Material Adverse Effect on First Shenango. Further, neither First Shenango nor to its Knowledge any employee, officer, or director has knowingly engaged in any activity or knowingly omitted to take any action which, in any material way, has resulted or reasonably could be expected to result in the violation of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a Material Adverse Effect on First Shenango.

         3.14     Benefit Plans.

                  (a) Section 3.14 of the Disclosure Schedule contains a true and complete list of all employee benefit plans within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Employee Benefit Plans"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to or obligated to form a fund by First Shenango (First Shenango shall include, for purposes of this Section 3.14 only, all employers, whether or not incorporated, which by reason of common control are treated together with First Shenango as a single employer within the meaning of Code Section 414(b) and (c) since September 2, 1974.)

                  (b) First Shenango does not maintain or contribute to any such employee benefit plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of ERISA, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. First Shenango has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any employee benefit plan covering any employees of First Shenango or ceased operations at any facility or withdrawn from such plan in a manner which could subject it to liability under Section 4062(e), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of First Shenango to the PBGC under Title IV of ERISA. First Shenango has not incurred any withdrawal liability within the meaning of Sections 4201 and 4204 of ERISA, to any employee benefit plan which is a multiemployer plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any multiemployer plan which could result in any liability to First Shenango.

                  (c) Full payment has been made of all amounts which First Shenango is required for any reason to have paid as contributions to any Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the final Closing Date. First Shenango has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (d) Each Employee  Benefit Plan intended to be qualified under
         Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the effective date of the last such determination which resulted in or is likely to result in the revocation of such determination.

                  (e) No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan and First Shenango has not engaged in any transaction with respect to the Employee Benefit Plans which would subject First Shenango to a tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of First Shenango's directors, officers, or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations under Title I of ERISA.

                  (f) First Shenango has furnished FirstFederal with true and complete copies of: (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date; (ii) the most recent Internal Revenue Service determination letter issued with respect to each Employee Benefit Plan; and (iii) Form

         5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

                  (g) There are no material actions, suits or claims pending or threatened, against the Assets of any Employee Benefit Plan.

                  (h) The plans are qualified under Code Section 401 and the associated trust funds are exempt from tax under Code Section 501.

                  (i) Each Employee Benefit Plan which First Shenango maintains has at all times been administered in material compliance with all applicable requirements of ERISA, including all reporting requirements, with respect to the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation and including all disclosure requirements with respect to plan participants and beneficiaries.

                  (j) Except as disclosed in Disclosure Schedule Section 3.14, First Shenango does not maintain nor is it under any obligation or duty to establish any type of post retirement benefit, medical, or life insurance plan for its employees.

         3.15 Real Property. In addition to the representations and warranties contained in Section 3.16, First Shenango Bancorp, Inc., hereby makes the following additional representations, warranties and covenants to and with FirstFederal regarding the Real Property owned or leased by First Shenango as listed on Section 3.15 of the Disclosure Schedule:

                  (a) Section 3.15(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of Real Property owned by First Shenango, (ii) each parcel of Real Property leased by First Shenango (as lessor or lessee), and (iii) all Liens relating to or affecting any parcel of Real Property owned by First Shenango, and except as listed in Section 3.15(a) of the Disclosure Schedule, such Real Property owned by First Shenango is free and clear of all Liens, pledges, equities, claims of others or restrictions whatsoever, except:

                           (i) Zoning and building ordinances and regulations which do not prohibit or restrict the present use of the Real Property;

                           (ii) Real estate taxes and assessments,  both general
                  and special, which may be a Lien but are not yet due and payable as of the Closing Date;

                           (iii) Easements, covenants, agreements, encumbrances,
                  conditions, reservations, restrictions of record or other exceptions affecting the real estate, if any, which are disclosed to FirstFederal and approved in writing by FirstFederal prior to the Closing Date.

         First Shenango has adequate rights of ingress and egress with respect to such Real Property, buildings, structures, facilities, fixtures and other improvements. First

         Shenango has not received any notice nor has Knowledge that the Real Property, as currently used by First Shenango, is in violation of any applicable federal, state or local statute, ordinance, order, requirement, law, rule or regulation (including without limitation, building, zoning or Environmental Laws) affecting the Real Property, or that would have a Material Adverse Effect on the value of the Real Property or its continued operation and use in the ordinary course of business.

                  (b) The zoning of the Real Property permits the presently existing improvements and the conduct and continuation of the business presently being conducted on such Real Property.

                  (c) First Shenango has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Real Property leased by it for the full term of the lease thereof. Each lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of First Shenango and of each other person that is a party thereto, and except as set forth in Section 3.15(c) of the Disclosure Schedule, there is no, and First Shenango has not received notice of any default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. None of the leases will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

                  (d) Except as disclosed in Section 3.15(d) of the Disclosure Schedule, the improvements on the Real Property are structurally sound and in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of First Shenango, there are no condemnation or appropriation proceedings pending or threatened against any of such Real Property or the improvements thereon.

         3.16     Assets.  With respect to the Assets:

                  (a) Except as listed on Section 3.16(a) of the Disclosure Schedule, First Shenango has not received any notice nor does it have any Knowledge of any information that there has been any violation of any statute, law, ordinance, or regulation of any governmental entity affecting its Assets with respect to health, safety and environmental and pollution control, including the disposition of hazardous or toxic waste materials or emissions into the air, soil or water, or any form of contamination that would have a Material Adverse Effect on the value of the Assets or the continued use of the Assets by First Shenango in the ordinary course of business.

                  (b) Except as provided in Section 3.16(b) of the Disclosure Schedule, First Shenango has good and marketable title to the Assets, free and clear of all Liens, encumbrances, security interests, pledges, equities, claims of others or restrictions whatsoever.

                  (c) All equipment owned by First Shenango and used in its business is now in good working condition and, as of the Closing Date, will be in good working condition with no material defects other than those items identified to FirstFederal in Section 3.16(c) of the Disclosure Schedule, and except as disclosed in Section 3.16(c) of the Disclosure Schedule, no expenditures in excess of $10,000.00 are planned for the routine, normal maintenance of such equipment. Except as stated in Section 3.16(c) of the Disclosure Schedule, no personal property used by First Shenango in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is other than in the possession and under the control of First Shenango. The tangible personal property reflected in those Books and Records constitutes all such tangible personal property necessary for the conduct by First Shenango of its business as now conducted.

         3.17 Intellectual Property. Except as disclosed in Section 3.17 of the Disclosure Schedule, First Shenango owns the entire right, title and interest in and to, or has valid Licenses with respect to, all of the Intellectual Property necessary to conduct the business and operations of First Shenango as presently conducted. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on First Shenango.

         3.18     Contracts.

                  (a) Section 3.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of all material Contracts of First Shenango including, but not limited to, the following:

                           (i) Contracts and other  agreements  with any current
                  or former officer, director, shareholder, affiliate, employee, consultant, or agent;

                           (ii) Contracts with any person containing any provision or covenant prohibiting or limiting the ability of First Shenango to engage in any business activity or compete with any person, or prohibiting or limiting the ability of any person to compete with First Shenango;

                           (iii) Contracts relating to the future disposition or
                  acquisition  of  any  Assets,   other  than   dispositions  or
                  acquisitions in the ordinary course of business consistent with past practice;

                           (iv) Contracts  under which First Shenango  agrees to
                  indemnify any person;

                           (v) Contracts and other agreements relating to the borrowing of money (other than federally insured deposits), creation of Liens, issuance of letters of credit, or the guarantee of the payment of Liabilities or performance of obligations by First Shenango;

                           (vi)     powers of attorney;

                           (vii) other contracts and other agreements made outside the ordinary course of business; and

                           (viii)   Material Contracts.

                  (b) Each Contract required to be disclosed in Section 3.18(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 3.18(b) of the Disclosure Schedule neither First Shenango, nor, to the Knowledge of First Shenango, any other party to such Contract, is or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract). None of the Contracts disclosed in Section 3.18(a) of the Disclosure Schedule will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

                  (c) Except as disclosed in Section 3.18(c) of the Disclosure Schedule, First Shenango is not a party to or bound by any Contract that has been or could reasonably be expected to have, individually or in the aggregate with any other such Contracts, a Material Adverse Effect on First Shenango.

                  (d) Except as disclosed in Section 3.18(d) of the Disclosure Schedule attached hereto, there are no Contracts, commitments, leases, permits or other instruments necessary to hold the Assets by First Shenango, as and where now held by First Shenango, or to conduct the business of First Shenango, as and where now operated by First Shenango, or related to the operation or management of the Assets.

         3.19 Pooling of Interests. Other than as disclosed in Section 3.19 of the Disclosure Schedule, as of the date of this Merger Agreement, First Shenango knows of no reason relating to it which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

         3.20     Reserved.

         3.21 Licenses. Section 3.21 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of First Shenango, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Merger Agreement, First Shenango has delivered to FirstFederal true and complete copies of all such Licenses. Except as disclosed in Section 3.21 of the Disclosure
Schedule:

                           (i) First Shenango owns or validly holds all Licenses
                  that are material to its business or operations;

                           (ii) each License listed in Section 3.21 of the Disclosure Schedule is valid, binding and in full force and effect; and

                           (iii) First Shenango has not received any notice that
                  it is in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

None of the Licenses disclosed in Section 3.21 of the Disclosure Schedule will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

         3.22 Insurance. Section 3.22 of the Disclosure Schedule lists all of the insurance policies held by First Shenango concerning its business and Assets (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof and a brief description of the interests insured thereby). All these policies are in the respective principal amounts set forth in Section 3.22 of the Disclosure Schedule. To First Shenango's Knowledge, First Shenango has maintained and now maintains (i) insurance on all its Assets of a type customarily insured, covering property damage and loss of income by fire or other casualty including, but not limited to, occurrence-based general liability insurance, and (ii) adequate insurance protection against all Liabilities, claims and risks against which it is customary to insure. To First Shenango's Knowledge after due inquiry, except as disclosed in Section 3.22 of the Disclosure Schedule, there is no breach or default with respect to any material provision contained in any policy or binder described in this provision, and there has not been any failure to give any notice or present any claim under any such policy or binder in due or timely fashion. There are no outstanding unpaid premiums, and there are no provisions for retrospective or retroactive premium adjustments except as set forth in
Section 3.22 of the Disclosure Schedule, and First Shenango has not received notice of any cancellations or nonrenewal or disallowance of any claims under any such policy or binder. Finally, except as disclosed in Section 3.22 of the Disclosure Schedule, there has not been any instance since the formation of First Shenango where there has not been in full force and effect insurance policies providing the types of insurance as described above. The insurance coverage provided by the policies described in this section will not terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

         3.23 Brokers and Finders. Neither First Shenango nor any of its respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for First Shenango Bancorp, Inc.'s retention of McDonald & Company Securities, Inc.
("McDonald") to perform certain financial advisory services.

         3.24     Employees; Labor Relations.

                  (a) Section 3.24 of the Disclosure Schedule is a list of all severance contracts, employee handbooks or manuals, and settlements, bonus, stock option, medical, dental or legal reimbursement plans, or hospitalization or insurance plans, or other agreements or arrangements providing for employee remuneration to which First Shenango is a party or by which First Shenango is bound; all these contracts and arrangements are in full force and effect, and neither First Shenango nor any other party is in default thereunder.


                  (b) Except as disclosed on Section 3.24 of the Disclosure Schedule, the employees of First Shenango are not represented by any labor union, and First Shenango is not and has not been involved in any representative election, negotiations of a labor agreement, labor dispute or grievance by any employee nor has it committed any act or taken any action which is claimed or charged to have constituted an unfair labor practice. There is no pending or threatened labor dispute, strike, or work stoppage affecting the business.

                  (c) Except as disclosed in the Disclosure Schedule, all employees of First Shenango are employed at will by First Shenango within the meaning of such term under Pennsylvania law.

         3.25 Hazardous Substances. Except as disclosed in Section 3.25 of the Disclosure Schedule: (i) none of the Real Property or property previously owned or occupied by First Shenango or in which First Shenango has or had any interest, legal or equitable, is contaminated with any hazardous substance; (ii) First Shenango has, in compliance with all applicable laws of federal, state or local governments, arranged for the disposal of hazardous substances removed from the Real Property and any real property previously owned or occupied by First Shenango or in which First Shenango had any interest, legal or equitable through utilization of qualified licensed waste disposal transporters and receivers; (iii) First Shenango has not caused and will not cause, and to the best of its Knowledge, after diligent investigation and inquiry, there never has occurred, the release of any hazardous substance on the Real Property or any real property previously owned or occupied by First Shenango or in which First Shenango had any interest, legal or equitable; (iv) the Real Property or any real property previously owned or occupied by First Shenango or in which First Shenango had any interest, legal or equitable, is not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action; (v) First Shenango is under no threat or likelihood thereof for the cleanup, removal, or remediation of any such hazardous substance from the Real Property or any real property previously owned or occupied by First Shenango or in which First Shenango had any interest, legal or equitable; (vi) there is no asbestos on the Real Property; (vii) there is no underground storage tank on the Real Property. The terms "hazardous substance," "release," and "removal" as used herein shall have the same meanings and definitions as set forth in paragraphs
(14), (22), and (23), respectively, of Title 42 U.S.C. Section 9601 provided, however, that the term "hazardous substance" as used herein also shall include "hazardous waste" as defined in paragraph (5) of 42 U.S.C. Section 6903 and "petroleum" as defined in paragraph (8) of 42 U.S.C. Section 6991. The term
"superfund" as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, being Title 42 U.S.C. Section 9601, et seq., as amended, and any similar state statute or local ordinance applicable to the property, including, without limitation, all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto. The term "underground storage tank" as used herein shall have the same meaning and definition as set forth in paragraph (1) of 42 U.S.C.
Section 6991.

         There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, First Shenango in relation to any property or facility now or previously owned or leased by First Shenango or in which First Shenango had any interest, legal or equitable, which have not been delivered to FirstFederal prior to the execution of this Merger Agreement.

         3.26 Loans. Each loan reflected as an Asset in the First Shenango Financial Statements (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on First Shenango.

         3.27 Agreements with Regulators. First Shenango is not a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental entity outside the ordinary course of business and not generally applicable to entities engaged in the same business, including, without limitation, cease and desist orders of any regulatory authority, which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has First Shenango been advised by any governmental entity that it is contemplating issuing, requiring, or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking. Except as set forth in Section 3.27 of the Disclosure Schedule, First Shenango has not been cited in any compliance report to First Shenango, as a result of an examination by any regulatory authority for (i) material violations, or (ii) violations with respect to which refunds or restitutions (which are material in amount to First Shenango, taken as a whole) may be required.

         3.28 Vote Required. Provided the Effective Time is after April 5, 1998, the affirmative vote of the holders of a majority of the issued and outstanding shares of First Shenango Common Stock entitled to vote thereon is the only vote of the holders of any class or series of First Shenango capital stock necessary to approve this Merger Agreement and the transactions contemplated hereby.

         3.29 Securities. The investment portfolios of Thrift Subsidiary consist of securities in marketable form. Except as disclosed in Section 3.29 of the Disclosure Schedule, since December 31, 1997, to the date hereof, Thrift
Subsidiary has not incurred any unusual or extraordinary losses in its investment portfolio, and, except for events relating to the business environment in general, including market fluctuations, the executive officers of First Shenango are not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of Thrift Subsidiary's investment portfolio on a consolidated basis.

         3.30 Indemnification. To the Knowledge of First Shenango, except as set forth in Section 3.30 of the Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of First Shenango has occurred which would give rise to a claim or a potential claim by any such person for indemnification from First Shenango under the corporate indemnification provisions of the First Shenango Articles or First Shenango Bylaws applicable to First Shenango Bancorp, Inc., on the date of this Merger Agreement.

         3.31 Disclosure. To First Shenango's Knowledge after due inquiry, all material facts relating to the business of First Shenango have been disclosed to FirstFederal in this Merger Agreement. No representation or warranty contained in this Merger Agreement, and no statement contained in the Disclosure Schedule or in any certificate, memorandum, list or other writing provided or furnished to FirstFederal pursuant to any provision of this Merger Agreement (including without limitation the First Shenango Financial Statements), by First Shenango on its behalf, contains or will contain any untrue statement of a material fact or omits any material fact, the omission of which would be misleading.

                                   ARTICLE IV
                                   ----------
            Representations and Warranties of FirstFederal Financial
            --------------------------------------------------------

         Representations  and  Warranties.  In order to  induce  First  Shenango
Bancorp, Inc., to enter into this Merger Agreement and to consummate the transactions contemplated hereunder, FirstFederal Financial makes the following representations, warranties, covenants and agreements:

         4.1      Organization of FirstFederal.

                  (a) FirstFederal Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all necessary corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets. Section 4.1 of the Disclosure Schedule lists all states in which FirstFederal is engaged in business, or owns, uses, or leases Assets. FirstFederal is qualified to do business and is in good standing in those jurisdictions specified in Section 4.1 of the Disclosure Schedule, which are the only jurisdictions in which such qualification is legally required, except where the failure to be so qualified or in good standing (considering all such failures together) does not and will not have a Material Adverse Effect upon the Business or Condition of FirstFederal.

                  (b) The copies of FirstFederal Financial's Articles of Incorporation as amended to date, certified by the Secretary of State of Ohio, and the Code of Regulations as amended to date, certified by FirstFederal Financial's Secretary, all of which have been heretofore delivered to First Shenango, are and at Closing will be complete and correct. Further, the minute books and stock record books of FirstFederal are accurate and complete and at Closing will be accurate and complete. Such minute books and stock record books will be available for inspection at any reasonable time by First Shenango's duly authorized representatives, and copies of any minutes of any meeting held or documents otherwise constituting corporate action by FirstFederal after the date of such inspection will be furnished to First Shenango promptly and in no event later than Closing. FirstFederal Financial anticipates amending its Articles of Incorporation to change its name.

                  (c) FirstFederal does not own any First Shenango Common Stock.

         4.2      Authority and Approval.

                  (a) FirstFederal Financial has all requisite corporate power and authority to enter into and perform all of its obligations under this Merger Agreement. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FirstFederal Financial other than the shareholder vote as contemplated by Section 5.2.2 hereof.

                  (b) The consummation of the transactions contemplated hereby and the compliance by FirstFederal with the terms of this Merger Agreement do not and will not conflict with, result in, or constitute any of the following:

                           (i) A breach of any term or provision of this Merger Agreement;

                           (ii) Except for the matters set out on Section 4.2 of
                  the Disclosure Schedule, a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the Articles of Incorporation or Code of
                  Regulations of FirstFederal or any Contract, License, commitment, or other agreement, instrument, or arrangement to which FirstFederal is a party or by which FirstFederal or its Assets are bound;

                           (iii) Except as to matters set out on Section 4.2 of the Disclosure Schedule, an event that would permit any party to terminate any agreement with FirstFederal or to accelerate the maturity of any obligation of FirstFederal; or

                           (iv) The creation or imposition of any Lien on any of
its Assets.

         4.3 Capital Stock. The authorized capital stock of FirstFederal Financial consists of:

                  (a) 20,000,000 shares of FirstFederal Common Stock, of which 7,069,115 shares are issued and outstanding; and 343,580 shares are held in treasury as of December 31, 1997.

                  (b) 1,500,000 shares serial preferred stock, no par value, of which (i) 117 shares of 7% Cumulative Convertible Series A are outstanding and (ii) 429,892 shares of 6.5% Cumulative Convertible Series B are outstanding as of December 31, 1997.

         All issued and outstanding shares of FirstFederal Common Stock are validly issued and outstanding, fully paid and nonassessable and were not issued in violation of any preemptive right of any stockholder of FirstFederal. As of the date hereof, no shares of FirstFederal Common Stock were reserved for issuance except that 1,149,984 shares were reserved for issuance upon the exercise of options granted heretofore pursuant to FirstFederal's stock option plan. Options have been granted with respect to 646,881 shares of FirstFederal Common Stock, all of which are presently held by the employees, officers, and directors of FirstFederal. As of the date hereof, there are no other outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating FirstFederal to issue (or to transfer from treasury) any additional shares of its capital stock of any class.

         FirstFederal has taken all action necessary so that the execution of this Merger Agreement and the consummation of the transactions contemplated hereby do not and will not result in the grant of any rights to any person under any agreements or enable rights to any capital stock of FirstFederal to be exercised, distributed, or triggered, except as otherwise provided in this Merger Agreement.

         4.4 SEC Documents/Regulatory Filings. FirstFederal Financial has filed all SEC documents required by the security laws and such SEC documents complied as of their respective dates of filing in all material respects with security laws. FirstFederal has filed all reports required by statute or regulation to be filed with any federal or state regulatory agency except where the failure to so file would not have a Material Adverse Effect on FirstFederal, and such reports were prepared in accordance with the applicable statutes, regulations, and instructions in existence as of the date of filing of such reports in all material respects.

         4.5      Subsidiaries.

                  (a) FirstFederal does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, thrift, bank or other organization, except as disclosed on
         Section 4.5 of the Disclosure Schedule. The outstanding shares of capital stock of each Subsidiary are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly owned by FirstFederal, free and clear of all liens, claims, and encumbrances. No Subsidiary has any outstanding securities of any kind, nor any outstanding options, warrants, or other rights entitling another person to acquire any securities of a Subsidiary of any kind other than the shares of capital stock owned by FirstFederal.

                  (b) Each Subsidiary is a duly organized corporation or national banking association validly existing and in good standing under applicable laws. Each Subsidiary (i) has all requisite power and authority to carry on its business as now conducted; and (ii) is duly licensed or qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to be so licensed or qualified would have a Material Adverse Effect on
         FirstFederal. Each Subsidiary has all federal, state, and local governmental authorizations necessary for it to own or lease its properties or assets and to carry on its business as is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on FirstFederal.

         4.6 Affiliate Transactions. Except as disclosed in Section 4.6 of the Disclosure Schedule, as of the date of this Merger Agreement:

                           (i) There are no Liabilities between FirstFederal, on
                  the one hand, and the officers and directors of FirstFederal, on the other hand, that were not incurred on an arm's length basis;

                           (ii) No executive officer,  director, or Affiliate of
                  a director or executive officer provides, provided, or caused or causes to be provided any Assets, services, or facilities to FirstFederal or otherwise does business with FirstFederal, other than on an arm's length basis.

         4.7 Books and Records. The Books and Records of FirstFederal fairly reflect in all material respects the transactions to which it is a party and by which its properties are subject or bound. Such Books and Records have been properly kept and maintained in compliance in all material respects with GAAP and all applicable legal requirements.

         4.8 Financial Statements. The FirstFederal Financial Statements, all previously provided to First Shenango, fairly present the consolidated financial position of FirstFederal Financial and its consolidated Subsidiaries as of the date indicated, and the consolidated results of operations, changes in shareholders' equity and cash flows of FirstFederal Financial and its consolidated Subsidiaries for the period then ended in conformity with GAAP. There are no material Liabilities of FirstFederal required to be disclosed in FirstFederal's Financial Statements other than the Liabilities disclosed in such Financial Statements (including footnotes). All monetary Liabilities and material non-monetary Liabilities incurred after the date of the Financial Statements were incurred in the ordinary course of business consistent with past practices and in the aggregate are not material to FirstFederal's business. Except for those Subsidiaries listed in Section 4.8 of the Disclosure Schedule, the statements of financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 4.8 have been, consolidated with those of FirstFederal Financial.

         4.9 Absence of Changes. Since December 31, 1997: (i) there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Impact of FirstFederal; (ii) neither FirstFederal's chief executive officer nor its chief financial officer is aware of any events which have occurred since December 31, 1997, or which are reasonably certain to occur in the future and which reasonably can be expected to result in any Material Adverse Impact of

FirstFederal; and (iii) there have been no material changes in the methods of business operation of FirstFederal.

         4.10 Consent. Except as set forth in Section 4.10 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to FirstFederal in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated hereby.

         4.11     Taxes.

                  (a) Filing of Tax Returns. Except where properly extended, within the times and in the manner prescribed by law, FirstFederal has filed all federal, state, and local tax returns required by law. Except as disclosed in Section 4.11(a) of the Disclosure Schedule, the federal income tax returns of FirstFederal have not been audited or investigated by the Internal Revenue Service for the preceding five years. Except as reflected on Section 4.11 of the Disclosure Schedule, there are no present disputes as to taxes payable by FirstFederal. In addition, all tax returns and reports required by applicable law or governmental regulations have been filed by FirstFederal, and such returns and reports are (and as to such returns and reports not filed as of the date hereof, will be) true, correct, and complete in all material respects and present, fairly and accurately, the information required to be shown therein. There are not and will not be any tax deficiencies assessed against FirstFederal that would have a Material Adverse Effect on FirstFederal, and there are no tax deficiencies proposed or threatened, and no audit of FirstFederal by any federal, state or local authority is in progress, and FirstFederal has not received notice regarding any audit.

                  (b) Payment of Taxes. FirstFederal has, within the time and in the manner prescribed by law, paid in full (and until the Closing Date will pay within the time and in the manner prescribed by law) payroll taxes (including, but not limited to, Social Security taxes), franchise taxes, sales and use taxes, personal property taxes, real estate taxes and assessments, and local, state and federal income taxes. In addition, FirstFederal will pay or make timely provision for payment of all such taxes thereafter payable by FirstFederal so that no Lien for any such taxes will be placed (or attempted) upon any of the Assets, on or following the Closing Date.

                  (c) Tax  Reserves.  Except as disclosed in Section  4.11(c) of the Disclosure Schedule, the amounts established as accruals for taxes on the Financial Statements and on the Books and Records of FirstFederal are reasonably expected to be sufficient for the payment of all taxes of any kind, whether disputed or not, and whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by FirstFederal for any periods or fiscal years prior to or including the Closing Date, including all taxes imposed before or after the Closing Date which are attributable to any such period or fiscal year. No differences exist between the amounts of the book basis and the tax basis of

         Assets (net of Liabilities) that are not accounted for by an accrual on the Books and Records for federal income tax purposes.

                  (d) Extensions and Waivers. Except as disclosed in Section 4.11(d) of the Disclosure Schedule, FirstFederal has not requested any extension of time within which to file any tax return, which tax return has not since been filed, nor has FirstFederal executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax returns.

         4.12 Litigation.  Except as disclosed in Section 4.12 of the Disclosure
Schedule:

                  (a) There is no material pending or threatened litigation involving FirstFederal as defendant or plaintiff. There is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened, against or affecting FirstFederal, or its business or Assets that if decided adversely to FirstFederal, would result in a Material Adverse Effect on FirstFederal. FirstFederal is not in default with respect to any Order of any federal, state, local or foreign court, department, agency, or instrumentality.

                  (b) There are no facts or circumstances known to FirstFederal that could reasonably be expected to give rise to any claim that would be required to be disclosed pursuant to clause (a) above.

         4.13 Compliance with Laws. To its Knowledge, FirstFederal has complied with and is not in violation of, applicable federal, state, or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business, including without limitation the Real Estate Settlement Procedures Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Truth in Lending Act, Occupational Safety and Health Act of 1970, the Fair Labor Standards Act of 1938, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, Federal Age Discrimination in Employment Act of 1967, Consolidated Omnibus Budget Reconciliation Act of 1985, the Workers Adjustment and Retraining Notification Act of 1988, Civil Rights Act of 1991, Americans with Disabilities Act of 1991, the Family and Medical Leave Act of 1993, as all such have been amended, except which individually or in the aggregate do not and insofar as reasonably can be foreseen, in the future will not have a Material Adverse Effect on FirstFederal. Except as disclosed in Section 4.13 of the Disclosure Schedule, no investigation or review by any governmental entity with respect to FirstFederal outside the ordinary course of business and not generally applicable to entities engaged in the same business is pending or, to the Knowledge of FirstFederal, threatened, nor has any governmental entity indicated an intention to conduct the same in each case other than those, the outcome of which will not have a Material Adverse Effect on FirstFederal.

         Further, neither FirstFederal nor to its Knowledge any employee, officer, or director has knowingly engaged in any activity or knowingly omitted to take any action which, in any material way, has resulted or reasonably could be expected to result in the violation of (i) any local, state or federal law including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a Material Adverse Effect on FirstFederal.

         4.14     Benefit Plans.

                  (a) Section 4.14 of the Disclosure Schedule contains a true and complete list of all employee benefit plans within the meaning of
         Section 3(3) of ERISA ("Employee Benefit Plans"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to or obligated to form a fund by FirstFederal (FirstFederal shall include, for purposes of this Section 4.14 only, all employers, whether or not incorporated, which by reason of common control are treated together with FirstFederal as a single employer within the meaning of Code Section 414(b) and (c) since September 2, 1974.)

                  (b) FirstFederal does not maintain or contribute to any such employee benefit plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of ERISA, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. FirstFederal has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any employee benefit plan covering any employees of FirstFederal or ceased operations at any facility or withdrawn from such plan in a manner which could subject it to liability under Section 4062(e), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of FirstFederal to the PBGC under Title IV of ERISA. FirstFederal has not incurred any withdrawal liability within the meaning of Sections 4201 and 4204 of ERISA, to any employee benefit plan which is a multiemployer plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any multiemployer plan which could result in any liability to FirstFederal.

                  (c) Full payment has been made of all amounts which FirstFederal is required for any reason to have paid as contributions to any Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the final Closing Date. FirstFederal has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (d) Each Employee  Benefit Plan intended to be qualified under
         Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the effective date of the last such determination which resulted in or is likely to result in the revocation of such determination.

                  (e) No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan and FirstFederal has not engaged in any transaction with respect to the Employee Benefit Plans which would subject FirstFederal to a tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of FirstFederal's directors, officers, or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations under Title I of ERISA.

                  (f) FirstFederal has furnished First Shenango with true and complete copies of: (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date; (ii) the most recent Internal Revenue Service determination letter issued with respect to each Employee Benefit Plan; and (iii) Form 5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

                  (g) There are no material actions, suits or claims pending or threatened, against the Assets of any Employee Benefit Plan.

                  (h) The plans are qualified under Code Section 401 and the associated trust funds are exempt from tax under Code Section 501.

                  (i) Each Employee Benefit Plan which FirstFederal maintains has at all times been administered in material compliance with all applicable requirements of ERISA, including all reporting requirements, with respect to the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation and including all disclosure requirements with respect to plan participants and beneficiaries.

                  (j) FirstFederal does not maintain nor is it under any obligation or duty to establish any type of post retirement benefit, medical, or life insurance plan for its employees.

         4.15 Real Property. In addition to the representations and warranties contained in Section 4.16, FirstFederal Financial hereby makes the following additional representations, warranties and covenants to and with First Shenango regarding the Real Property owned or leased by FirstFederal as listed on Section
4.15 of the Disclosure Schedule:

                  (a) Section 4.15(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of Real Property owned by FirstFederal, (ii) each parcel of Real Property leased by FirstFederal (as lessor or lessee), and (iii) all Liens relating to or affecting any parcel of Real Property owned by FirstFederal, and except as listed in

         Section 4.15(a) of the Disclosure Schedule, such Real Property owned by FirstFederal is free and clear of all Liens, pledges, equities, claims of others or restrictions whatsoever, except:

                           (i) Zoning and building ordinances and regulations which do not prohibit or restrict the present use of the Real Property;

                           (ii) Real estate taxes and assessments,  both general
                  and special, which may be a Lien but are not yet due and payable as of the Closing Date;

                           (iii) Easements, covenants, agreements, encumbrances,
                  conditions, reservations, restrictions of record or other exceptions affecting the real estate, if any, which are disclosed to First Shenango and approved in writing by First Shenango prior to the Closing Date.

         FirstFederal has adequate rights of ingress and egress with respect to such Real Property, buildings, structures, facilities, fixtures and other improvements. FirstFederal has not received any notice or has Knowledge that the Real Property, as currently used by FirstFederal, is in violation of any applicable federal, state or local statute, ordinance, order, requirement, law, rule or regulation (including without limitation, building, zoning or Environmental Laws) affecting the Real Property, or that would have a Material Adverse Effect on the value of the Real Property or its continued operation and use in the ordinary course of business.

                  (b) The zoning of the Real Property permits the presently existing improvements and the conduct and continuation of the business presently being conducted on such Real Property.

                  (c) FirstFederal has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Real Property leased by it for the full term of the lease thereof. Each lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of FirstFederal and of each other person that is a party thereto, and except as set forth in Section 4.15(c) of the Disclosure Schedule, there is no, and FirstFederal has not received notice of any default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. None of the leases will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

                  (d) Except as disclosed in Section 4.15(d) of the Disclosure Schedule, the improvements on the Real Property are structurally sound and in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of FirstFederal, there are no condemnation or appropriation proceedings pending or threatened against any of such Real Property or the improvements thereon.

         4.16     Assets.  With respect to the Assets:

                  (a) Except as listed on Section 4.16(a) of the Disclosure Schedule, FirstFederal has not received any notice nor does it have any Knowledge of any information that there has been any violation of any statute, law, ordinance, or regulation of any governmental entity affecting its Assets with respect to health, safety and environmental and pollution control, including the disposition of hazardous or toxic waste materials or emissions into the air, soil or water, or any form of contamination that would have a Material Adverse Effect on the value of the Assets or the continued use of the Assets by FirstFederal in the ordinary course of business.

                  (b) Except as provided in Section 4.16(b) of the Disclosure Schedule, FirstFederal has good and marketable title to the Assets, free and clear of all Liens, encumbrances, security interests, pledges, equities, claims of others or restrictions whatsoever.

                  (c) All equipment owned by FirstFederal is now in good working condition and, as of the Closing Date, will be in good working condition with no material defects other than those items identified to First Shenango in Section 4.16(c) of the Disclosure Schedule, and except as disclosed in Section 4.16(c) of the Disclosure Schedule, no expenditures in excess of $100,000.00 are planned for the routine, normal maintenance of such equipment. Except as stated in Section 4.16(c) of the Disclosure Schedule, no personal property used by FirstFederal in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is other than in the possession and under the control of FirstFederal. The tangible personal property reflected in those Books and Records constitutes all such tangible personal property necessary for the conduct by FirstFederal of its business as now conducted.

         4.17 Intellectual Property. Except as previously disclosed, FirstFederal or a Subsidiary owns the entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary to conduct the business and operations of FirstFederal and the FirstFederal Subsidiaries as presently conducted. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on FirstFederal.

         4.18     Contracts.

                  (a) Section 4.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of all Material Contracts of FirstFederal including, but not limited to, the following:

                           (i) Contracts and other  agreements  with any current
                  or former officer, director, shareholder, affiliate, employee, consultant, or agent;

                           (ii) Contracts with any person containing any provision or covenant prohibiting or limiting the ability of FirstFederal to engage in any business activity or compete with any person, or prohibiting or limiting the ability of any person to compete with FirstFederal;

                           (iii) Contracts relating to the future disposition or
                  acquisition  of  any  Assets,   other  than   dispositions  or
                  acquisitions in the ordinary course of business consistent with past practice;

                           (iv) Contracts under which FirstFederal agrees to indemnify any person;

                           (v) Contracts and other agreements relating to the borrowing of money (other than federally insured deposits), creation of Liens, issuance of letters of credit, or the guarantee of the payment of Liabilities or performance of obligations by FirstFederal;

                           (vi) Contracts and other agreements relating to provision of services which are not cancelable without penalty in thirty (30) or fewer days notice;

                           (vii)    powers of attorney;

                           (viii) other contracts and other agreements made outside the ordinary course of business; and

                           (ix) all other  contracts that involve the payment or
                  potential payment, pursuant to the terms of any such contract, by or to FirstFederal of more than $250,000 and cannot be terminated within 360 calendar days after giving notice of termination without resulting in any material cost or penalty to FirstFederal or any Subsidiary.

                  (b) Each Contract required to be disclosed in Section 4.18(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 4.18(b) of the Disclosure Schedule neither FirstFederal, nor, to the Knowledge of FirstFederal, any other party to such Contract, is or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract). None of the Contracts disclosed in Section 4.18(a) of the Disclosure Schedule will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

                  (c) Except as disclosed in Section 4.18(c) of the Disclosure Schedule, FirstFederal is not a party to or bound by any Contract that has been or could reasonably be expected to have, individually or in the aggregate with any other such Contracts, a Materially Adverse Effect on FirstFederal.

                  (d) Except as disclosed in Section 4.18(d) of the Disclosure Schedule and any other Section of the Disclosure Schedule, there are no Contracts, commitments, leases, permits or other instruments necessary to hold the Assets by FirstFederal, as and where now held by FirstFederal, or to conduct the business of FirstFederal, as and where now operated by FirstFederal, or related to the operation or management of the Assets.

         4.19 Pooling of Interests. Except as set forth in Section 4.19 of the Disclosure Schedule, as of the date of this Merger Agreement, FirstFederal knows of no reason relating to it which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

         4.20    Reserved.

         4.21    Licenses. Except as disclosed in Section 4.21 of the Disclosure
Schedule:

                           (i) FirstFederal owns or validly holds all Licenses that are material to its business or operations;

                           (ii) each License of FirstFederal  is valid,  binding
                  and in full force and effect; and

                           (iii) FirstFederal has not received any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

None of the Licenses of FirstFederal will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

         4.22 Insurance. To the best of FirstFederal's Knowledge, FirstFederal has maintained and now maintains (i) insurance on all its Assets of a type customarily insured, covering property damage and loss of income by fire or other casualty including, but not limited to, occurrence-based general liability insurance, and (ii) adequate insurance protection against all Liabilities, claims and risks against which it is customary to insure. To FirstFederal's Knowledge after due inquiry, except as disclosed in Section 4.22 of the Disclosure Schedule, there is no breach or default with respect to any material provision contained in any policy or binder described in this provision and there has not been any failure to give any notice or present any claim under any such policy or binder in due or timely fashion. There are no outstanding unpaid premiums, and there are no provisions for retrospective or retroactive premium adjustments except as set forth in Section 4.22 of the Disclosure Schedule, and FirstFederal has not received notice of any cancellations or nonrenewal or disallowance of any claims under any such policy or binder. Finally, except as disclosed in Section 4.22 of the Disclosure Schedule, there has not been any instance since the formation of FirstFederal where there has not been in full force and effect insurance policies providing the types of insurance as described above. The insurance coverage provided by the policies described in this section will not terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

         4.23 Brokers and Finders. Other than Keefe Bruyette & Woods Inc. for purposes of a fairness opinion, neither FirstFederal nor any of its respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein.

         4.24     Employees; Labor Relations.

                  (a) Section 4.24 of the Disclosure Schedule is a list of all severance contracts, employee handbooks or manuals, and settlements, bonus, stock option, medical, dental or legal reimbursement plans, or hospitalization or insurance plans, or other agreements or arrangements providing for employee remuneration to which FirstFederal is a party or by which FirstFederal is bound; all these contracts and arrangements are in full force and effect, and neither FirstFederal nor any other party is in default thereunder.

                  (b) Except as disclosed on Section 4.24 of the Disclosure Schedule, the employees of FirstFederal are not represented by any labor union, and FirstFederal is not and has not been involved in any representative election, negotiations of a labor agreement, labor dispute or grievance by any employee nor has it committed any act or taken any action which is claimed or charged to have constituted an unfair labor practice. There is no pending or threatened labor dispute, strike, or work stoppage affecting the business.

                  (c) Except as disclosed in the Disclosure Schedule, all employees of FirstFederal and its Subsidiaries are employed at will by FirstFederal or such Subsidiaries.

         4.25 Hazardous Substances. FirstFederal represents that, except as disclosed in Section 4.25 of the Disclosure Schedule: (i) none of the Real Property or property previously owned or occupied by FirstFederal or in which FirstFederal has or had any interest, legal or equitable, is contaminated with any hazardous substance; (ii) FirstFederal has, in compliance with all applicable laws of federal, state or local governments, arranged for the disposal of hazardous substances removed from the Real Property and any real property previously owned or occupied by FirstFederal or in which FirstFederal had any interest, legal or equitable through utilization of qualified licensed waste disposal transporters and receivers; (iii) FirstFederal has not caused and will not cause, and to its Knowledge, after diligent investigation and inquiry, there never has occurred, the release of any hazardous substance on the Real Property or any real property previously owned or occupied by FirstFederal or in which FirstFederal had any interest, legal or equitable; (iv) the Real Property or any real property previously owned or occupied by FirstFederal or in which FirstFederal had any interest, legal or equitable, is not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action; (v) FirstFederal is under no threat or likelihood thereof for the cleanup, removal, or remediation of any such hazardous substance from the Real Property or any real property previously owned or occupied by FirstFederal or in which FirstFederal had any interest, legal or equitable; (vi) there is no asbestos on the Real Property; (vii) there is no underground storage tank on the Real Property. The terms "hazardous substance," "release," and "removal" as used herein shall have the same meaning and definition as set forth in paragraphs
(14), (22), and (23),  respectively,  of Title 42

U.S.C. Section 9601 provided, however, that the term "hazardous substance" as used herein also shall include "hazardous waste" as defined in paragraph (5) of 42 U.S.C. Section 6903 and "petroleum" as defined in paragraph (8) of 42 U.S.C.
Section 6991. The term "superfund" as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, being Title 42 U.S.C. Section 9601, et seq., as amended, and any similar state statute or local ordinance applicable to the property, including, without limitation, all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto. The term "underground storage tank" as used herein shall have the same meaning and definition as set forth in paragraph
(1) of 42 U.S.C. Section 6991.

         There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, FirstFederal in relation to any property or facility now or previously owned or leased by FirstFederal which have not been delivered to First Shenango prior to the execution of this Merger Agreement.

         4.26 Loans. Each loan reflected as an Asset in the FirstFederal Financial Statements (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on FirstFederal.

         4.27 Agreements with Regulators. FirstFederal is not a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental entity outside the ordinary course of business and not generally applicable to entities engaged in the same business, including, without limitation, cease and desist orders of any regulatory authority, which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has FirstFederal been advised by any governmental entity that it is contemplating issuing, requiring, or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking. Except as set forth in Section 4.27 of the Disclosure Schedule, FirstFederal has not been cited in any compliance report to FirstFederal, as a result of an examination by any regulatory authority for (i) material violations, or (ii) violations with respect to which refunds or restitutions (which are material in amount to FirstFederal, taken as a whole) may be required.

         4.28     Reserved.

         4.29 Securities. Other than the uncertificated residual interest issued
in  the  asset  backed   securitization  of  manufactured  housing  pass-through
certificates, the investment portfolios of Bank

Subsidiary  consist of  securities in  marketable  form.  Except as disclosed in
Section 4.29 of the Disclosure Schedule, since December 31, 1997, to the date hereof, Bank Subsidiary has not incurred any unusual or extraordinary losses in its investment portfolio, and, except for events relating to the business environment in general, including market fluctuations, the executive officers of FirstFederal are not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of Bank Subsidiary's investment portfolio on a consolidated basis.

         4.30 Disclosure. To FirstFederal's knowledge after due inquiry, all material facts relating to the business of FirstFederal have been disclosed to First Shenango in this Merger Agreement. No representation or warranty contained in this Merger Agreement, and no statement contained in the Disclosure Schedule or in any certificate, memorandum, list or other writing provided or furnished to First Shenango pursuant to any provision of this Merger Agreement (including without limitation the FirstFederal Financial Statements), by FirstFederal on its behalf, contains or will contain any untrue statement of a material fact or omits any material fact, the omission of which would be misleading.


                                    ARTICLE V
                                    ---------
                                    Covenants
                                    ---------

         5.1 First Shenango's Covenants. First Shenango Bancorp, Inc., covenants and agrees with FirstFederal Financial that, at all times from and after the date of this Merger Agreement until the Effective Time, First Shenango will comply with all covenants and provisions of this Section 5.1, except to the extent FirstFederal Financial otherwise consents in writing.

         5.1.1 Access to Information. FirstFederal and its counsel, accountants, and other representatives shall have full access during normal business hours to all Books and Records of First Shenango. First Shenango shall furnish to FirstFederal and its representatives all data and information concerning the business and Assets of First Shenango that may reasonably be requested. Further, during the period from the date of this Merger Agreement until the Effective Time each of First Shenango and FirstFederal will promptly notify the other of
(i) any material change in the normal course of its business; (ii) any governmental complaints, investigations or hearings (or other communications indicating that the same may be contemplated), or receipt of any memorandum or understanding or cease and desist order from a regulatory authority; or (iii) the institution or threat of material litigation involving such parties and will keep the other party fully informed of such events. During such period, FirstFederal and First Shenango shall promptly provide the other with monthly unaudited financial statements as soon as they are available, and each shall promptly provide the other with copies of all the reports filed by it with any regulatory authority after the date of this Merger Agreement through the Effective Time. Each of First Shenango and FirstFederal agrees to keep the information contained in the monthly unaudited financial statements strictly confidential.

         5.1.2 Conduct of Business. First Shenango shall carry on its business and activities diligently and in substantially the same manner as they previously have been carried out, and shall not make or institute any methods of management, accounting, or operation that are not in the ordinary course of business in accordance with the business practices or that vary materially from those methods used by First Shenango as of the date of this Merger Agreement. An increase in borrowings of up to $55 million from the Federal Home Loan Bank from that existing at December 31, 1997, shall be deemed to be in the ordinary course of business.

         5.1.3 Corporate Matters. First Shenango will not (i) amend its Articles of Incorporation, Bylaws or other charter documents, (ii) issue any shares of its capital stock, (iii) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury, or (iv) agree to do any of the acts listed above.

         5.1.4 Distribution and Stock. First Shenango shall not:

                  (a) Declare, set aside, or pay any dividend, or authorize a stock split, or make any distribution in respect of its capital stock other than its regular quarterly dividend of 15 cents per share. The parties shall coordinate the declaration and payment of First Shenango Bancorp, Inc.'s dividend in the quarter in which Closing occurs with the declaration and payment of FirstFederal Financial's dividend in such quarter so that the shareholders of First Shenango Bancorp, Inc., receive only one dividend in the quarter in which Closing occurs;

                  (b) Directly or indirectly purchase, redeem, or otherwise acquire any shares of its capital stock;

                  (c) Enter into any agreement obligating it to do any of the foregoing prohibited acts.

         5.1.5 Insurance. First Shenango will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business. At the request of FirstFederal and at FirstFederal's sole expense, the amount of insurance against fire and other casualties which First Shenango carries on any of its properties or in respect of its operations shall be increased by such amount or amounts as FirstFederal shall specify.

         5.1.6 Employees. Except as disclosed in the Disclosure Schedule or except in the ordinary course of business and consistent with past practice, First Shenango will not do, or agree to do, any of the following acts: (i) grant any material increase in salaries or wages payable or to become payable to any officer, employee, sales agent, or representative, or (ii) increase benefits payable other than normal accruals to any officer, employee, sales agent, or representative under any bonus or pension plan or other Contract or commitment.

         5.1.7 New Business. First Shenango will not, without FirstFederal's written consent, do or agree to enter into any Contract, commitment, or transaction in excess of $50,000, or $250,000 in the aggregate, not in the usual and ordinary course of business.

         5.1.8 Agreements. Except as disclosed in the Disclosure Schedule, First Shenango will not modify, amend, cancel, or terminate any of its existing Contracts, or agree to do any of those acts nor enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $50,000; make, enter into or renew any agreement for services to be provided to First Shenango Bancorp, Inc., or Thrift Subsidiary or permit the automatic renewal of any such agreement, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $25,000; apply to the appropriate regulatory authorities to establish a new branch office or expand any existing branch office; or acquire, become obligated to acquire, or enter into any agreement to acquire, any banking or non-banking company or any branch offices of any such companies.

         5.1.9 Books and Records. Except to the extent required by applicable law, First Shenango shall: (i) cause First Shenango's Books and Records to be maintained under generally accepted accounting principles in accordance with past practice, and (ii) not permit any material change in any pricing, investment, hedging, accounting, financial or managerial accounting or reporting, credit or allowance or in any method of calculating any contingency or other reserve of First Shenango Bancorp, Inc., or any Subsidiary for accounting, financial reporting or tax purposes.

         5.1.10 Compliance with Laws. First Shenango shall comply, in all material respects, with all laws, rules, regulations, and Orders applicable to the business of First Shenango and promptly, following receipt thereof, give FirstFederal copies of any notice received alleging any violation of any such law or Order.

         5.1.11 Shareholders' Meeting. First Shenango Bancorp, Inc., after consultation with FirstFederal, will take all action necessary to call and hold its annual or a special meeting of its shareholders for the purpose of approving this Merger Agreement, and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. Subject only to First Shenango Bancorp, Inc.'s Board of Directors' review of FirstFederal Financial's Registration Statement to be filed with the SEC described in this subparagraph and its reasonable satisfaction with the information set forth therein, and the Board of Directors of First Shenango Bancorp, Inc., intends to inform the shareholders of First Shenango Bancorp, Inc., in the proxy materials relating to the annual or special meeting that a majority of directors of First Shenango Bancorp, Inc., intend to vote all shares of First Shenango Common Stock which they own of record or have voting control over in favor of approving this Merger Agreement and any such other necessary documents or actions, and the requisite number of directors under First Shenango's Articles will recommend approval of this Merger Agreement to the other shareholders of First Shenango Bancorp, Inc. First Shenango shall cooperate with FirstFederal in the preparation of such proxy materials which shall be included and filed with, as a part of, FirstFederal Financial's Registration Statement filed with the SEC for the registration of the Shares. Neither First Shenango nor its officers, directors, and representatives will, without FirstFederal's prior written consent, send or deliver any written communications to First Shenango Bancorp, Inc.'s shareholders in their role as shareholders.

         5.1.12 Solicitations. First Shenango shall not, directly or indirectly, and shall cause their respective executive officers, directors, employees, agents and advisors not to, directly or indirectly, solicit or initiate any proposals or offers from any person, or discuss or negotiate with any such person, relating to any acquisition or purchase of all or a material amount of the assets of, or any equity securities of, or any merger, consolidation, or business combination with, First Shenango Bancorp, Inc., or the Thrift Subsidiary (such transactions are referred to herein as "Acquisition Transactions"), provided, however, that nothing contained in this Section shall prohibit (i) First Shenango Bancorp, Inc., or the Thrift Subsidiary, as the case may be, from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that (a) the Board of Directors of First Shenango Bancorp, Inc., after consultation with and based upon the written advice of legal counsel, determines in good faith that such action is required for the directors of First Shenango Bancorp, Inc., to fulfill their fiduciary duties and obligations to the First Shenango Bancorp, Inc., stockholders, taking into consideration the bidding procedures engaged in connection with the transactions contemplated hereby and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, First Shenango Bancorp, Inc., provides immediate written notice to FirstFederal to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, or (ii) the Board of Directors of First Shenango Bancorp, Inc., from failing to make, withdrawing or modifying its recommendation referred to in Section 5.1.11 following receipt of a proposal for an Acquisition Transaction if the Board of Directors of First Shenango Bancorp, Inc., after consultation with and based upon the written advice of legal counsel, determines in good faith that such action is required for the directors of First Shenango Bancorp, Inc., to fulfill their fiduciary duties and obligations to the First Shenango Bancorp, Inc., stockholders and other constituencies under Pennsylvania law, taking into consideration the bidding procedures engaged in connection with the transactions contemplated hereby.

         5.1.13   Break-Up Fee.

                  (a) First Shenango Bancorp, Inc., shall pay FirstFederal a fee of $3,000,000 promptly following termination of this Merger Agreement after the first to occur of any of the following events:

                           (i) (A) the shareholders of First Shenango Bancorp, Inc., shall not have approved the Merger on or before October 31, 1998 if, prior thereto or the termination date of this Merger Agreement, whichever is earlier, FirstFederal is not in breach of its material obligations, and (B) any person (other than FirstFederal Financial or any affiliate of FirstFederal Financial or any person or entity acting in concert with FirstFederal Financial or such affiliate (a "FirstFederal Entity")) shall have "commenced" (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) a tender offer or exchange offer to purchase shares of First Shenango Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined below) or the right to acquire Beneficial Ownership of twenty-five percent (25%) or more of the voting power of First Shenango and (C) within twelve (12) months after the earliest of the date of First Shenango Bancorp, Inc., shareholders' meeting at which the Merger is submitted for approval and voted upon, the date this Agreement is terminated or October 31, 1998, any person (other than a FirstFederal Entity) shall have entered into a written understanding in principle or an agreement to consolidate or merge with First Shenango, to acquire all or substantially all of First Shenango's assets or stock, or to engage in a similar transaction;

                           (ii) (A) the shareholders of First Shenango Bancorp, Inc., shall not have approved the Merger on or before October 31, 1998, if, prior thereto or the termination date of this Merger Agreement, whichever is earlier, FirstFederal Financial is not in breach of its material obligations hereunder, and (B) subsequent to the date hereof any person (other than a FirstFederal Entity) shall have publicly announced a bona fide interest in (x) acquiring First Shenango by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction or (y) making an offer described in clause (i) above and in either such case, within twelve (12) months after the earlier of the date of First Shenango Bancorp, Inc., shareholders' meeting at which the Merger is submitted for approval and voted upon or October 31, 1998, such person (other than a FirstFederal Entity) shall have entered into a written understanding in principle or an agreement to consolidate or merge with First Shenango, to acquire all or substantially all of First Shenango's assets or stock, or to engage in a similar transaction;

                           (iii) (A) the shareholders of First Shenango Bancorp, Inc., shall not have approved the Merger on or before October 31, 1998, if,prior thereto or the termination date of this Merger Agreement, whichever is earlier, FirstFederal Financial is not in breach of its material obligations hereunder, and (B) any person, with respect to First Shenango Common Stock, shall have publicly solicited proxies or written consents or become a "participant" in any "solicitation"
                           (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the Merger and within twelve (12) months after the earlier of the date of First Shenango Bancorp, Inc.'s shareholders' meeting at which the Merger is submitted for approval and voted upon or October 31, 1998, such person (other than a FirstFederal Entity) shall have entered into a written understanding in principle or an agreement to consolidate or merge with First Shenango, to acquire all or substantially all of First Shenango's assets or stock, or to engage in a similar transaction;

                           (iv) unless FirstFederal Financial is in breach of its material obligations hereunder, the Board of Directors of First Shenango Bancorp, Inc., other than as required in the exercise of its fiduciary duties (as determined in good faith by such directors), fails to make, withdraws, or modifies in a manner adverse to FirstFederal Financial, its recommendation that shareholders of First Shenango Bancorp, Inc., vote to approve the Merger before the date of First Shenango Bancorp, Inc.'s shareholders' meeting at which the Merger is to be submitted for approval and voted upon and where First Shenango Bancorp,

                           Inc.,  has  not  terminated  this  Merger   Agreement
                           pursuant  to the provisions of Section 5.1.11 hereof;
                           or

                           (v) unless FirstFederal Financial is in breach of its material obligations hereunder, at or prior to First Shenango Bancorp, Inc.'s shareholders' meeting at which the Merger is submitted for approval and voted upon or prior to the termination date of this Agreement, whichever is earlier, a person (other than a FirstFederal Entity) enters into a written understanding in principle or an agreement to consolidate or merge with First Shenango, to acquire all or substantially all of First Shenango's assets or to engage in a similar transaction.

                  (b) As used in this Section, Beneficial Ownership shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.

         5.1.14 Confidentiality. Except as may be required by law, First Shenango agrees that unless and until the Closing has been consummated, First Shenango, its officers, directors, and other representatives, will hold in strict confidence and will not use to the detriment of FirstFederal any data or information contained in connection with this transaction or Merger Agreement with respect to FirstFederal's business. If the transactions contemplated by this Merger Agreement are not consummated, First Shenango will return to FirstFederal all such data and information that FirstFederal may reasonably request that was made available to First Shenango in connection with this transaction. This data and information does not include data and information that is publicly available other than as a result of disclosure by First Shenango.

         5.1.15 Exercise of Stock Options. Prior to the Closing Date but subsequent to both Regulatory Approval, and approval of this Merger Agreement by First Shenango's shareholders; First Shenango Bancorp, Inc., shall take all action necessary to cause the directors of First Shenango Bancorp, Inc., to exercise a sufficient number of Stock Options to permit KPMG to issue the opinion required under Section 6.10 hereof.

         5.1.16 ESOP. Effective as of the Closing Date, the First Federal Savings and Loan Association of New Castle Employee Stock Ownership Plan (the "ESOP") shall terminate in accordance with its terms as the same existed on January 1, 1998 (which terms shall include specifically, but without limitation, the termination upon acquisition provisions specified under Section 8.2(c) of the ESOP). Any other provision of this section to the contrary notwithstanding, First Shenango shall neither take, nor omit to take, any action with regard to the ESOP which would: (i) operate to prevent KPMG from issuing the opinion required under the provisions of Section 6.10 hereof or (ii) adversely affect the tax-favored status of the ESOP.

         5.1.17 Defined Benefit Plan. First Shenango hereby covenants and agrees that it shall take all action and shall distribute all notices as may be required under the terms of applicable law and regulations to provide for the termination, as of the Closing Date, of a defined benefit plan maintained by the Thrift Subsidiary (the "Defined Benefit Plan"). First Shenango may amend the Defined Benefit Plan to amend the benefit accruals or other provisions of the Defined Benefit Plan provided that no amendments made to the Defined Benefit Plan shall operate either to adversely affect the tax-favored status of the Defined Benefit Plan or result in any funding deficiencies of the Defined Benefit Plan as of the date of the plan termination, or require an additional contribution from First Shenango.

         5.1.18 Two Additional Benefit Plans. At or prior to the Closing Date, Thrift Subsidiary shall take all actions necessary to terminate the Directors' Deferred Compensation Plan and the Supplemental Executive Retirement Plan for the benefit of Mr. Bonadio, and all benefits under these plans shall be paid out in a lump sum to each participant; or alternatively, on or before the Closing Date, Thrift Subsidiary in its sole discretion may establish an irrevocable grantor trust or trusts and deposit therein guaranteed investment contracts in amounts sufficient to provide the monthly benefits specified in accordance with the Directors Plan and the Supplemental Retirement Plan for such participants and beneficiaries thereunder that do not receive the lump sum payment as of the Closing Date. To the extent that any lump sum payments of benefits are not made as of the Closing Date or that any monthly or other periodic payments of benefits are not funded through the establishment of one or more irrevocable grantor trusts as of Closing Date, FirstFederal shall assume liability thereafter with respect to the payment of any benefits that may be attributable to the plans described in this section.

         5.1.19 Employment Agreements. First Shenango will use its best efforts to cause the Employment Agreements identified in Section 5.2.6 to be executed and delivered.

         5.2 FirstFederal's Covenants. FirstFederal Financial covenants and agrees with First Shenango Bancorp, Inc., that, at all times from and after the date of this Merger Agreement until the Effective Time, FirstFederal will comply with all covenants and provisions of this Section 5.2, except to the extent First Shenango Bancorp, Inc., may otherwise consent in writing.

         5.2.1 Listing. FirstFederal Financial will file the appropriate form with the National Association of Securities Dealers, Inc. ("NASD") at the time prescribed by applicable rules and regulations. In addition, FirstFederal Financial will use its best efforts to maintain its listing on Nasdaq.

         5.2.2 Shareholders' Meeting. FirstFederal, after consultation with First Shenango, will take all action necessary to call and hold its annual or a special meeting of its shareholders for the purpose of approving this Merger Agreement, and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. Subject only to (i)
FirstFederal's Board of Directors' review of FirstFederal's Registration Statement to be filed with the SEC described in this subparagraph and its reasonable satisfaction with the information set forth therein, and (ii) the exercise of their fiduciary duties, the Board of Directors of FirstFederal intends to inform the shareholders of FirstFederal in the proxy materials relating to the annual or special meeting that a majority of directors of FirstFederal intend to vote all shares of FirstFederal Common Stock which they own of record or have voting control over in favor of approving this Merger Agreement and any such other necessary documents or actions, and the Board of Directors will recommend approval of this Merger Agreement to the other shareholders of FirstFederal.

         5.2.3 Employee Benefit Plans. All Thrift Subsidiary's employees retained by FirstFederal shall receive the standard package of FirstFederal employee welfare benefits which are in place throughout the FirstFederal holding company system. These benefits include group health and major medical insurance, group life insurance, and profit sharing participation, and other customary benefits. First Shenango's employees shall be entitled to participate immediately following the Closing Date in all employee benefit plans sponsored by FirstFederal on the same terms and to the same extent as similarly situated employees;[ provided that such employees shall not be subject to any enrollment waiting periods, uninsured waiting periods or pre-existing condition exclusions to the extent of prior coverage under Thrift Subsidiary benefit plans]. Such employees shall receive credit for their period of service to First Shenango for purposes of determining participation, benefit levels, except accrual levels, under any defined benefit plans, and vesting in all FirstFederal employee benefit plans. An employee's entitlement to benefits under such FirstFederal plans shall be subject to the limits set out in Section 415 of the Code. The president of Thrift Subsidiary shall receive the benefits to which he is entitled under the supplemental executive retirement plan adopted by the Thrift Subsidiary for his benefit; this Section 5.2.3 shall be construed as an agreement as to which the president of Thrift Subsidiary is intended to be a third party beneficiary and shall be enforceable by him and his heirs and representatives.

         5.2.4 Confidentiality. Except as may be required by law, FirstFederal agrees that unless and until the Closing has been consummated, FirstFederal, its officers, directors, and other representatives, will hold in strict confidence and will not use to the detriment of First Shenango any data or information obtained in connection with this transaction or Merger Agreement with respect to First Shenango's business. If the transactions contemplated by this Merger Agreement are not consummated, FirstFederal will return to First Shenango all such data and information that First Shenango may reasonably request that was made available to FirstFederal in connection with this transaction.

         5.2.5 Severance Agreements. FirstFederal acknowledges that upon Closing it will honor the terms of the outstanding severance agreements disclosed on
Section 3.18 of the Disclosure Schedule.

         5.2.6 Employment Agreements. FirstFederal will offer to Francis A. Bonadio and Lonny D. Robinson the Employment Agreements attached hereto as
Exhibit A-1 and Exhibit A-2 to be executed on or before Closing, but to be effective only upon Closing.

         5.3 Mutual Covenants. First Shenango Bancorp, Inc., and FirstFederal Financial covenant and agree with each other that, at all times from and after the date of this Merger Agreement until the Effective Time, each will comply with all covenants and provisions of this Section 5.3, except to the extent the other party may otherwise consent in writing.

         5.3.1    Pooling of Interest.

                  (a) The merger between First Shenango Bancorp, Inc., and FirstFederal Financial is intended to be structured to qualify for treatment under present accounting rules as a pooling of interests, and First Shenango and FirstFederal agree to take no action which would disqualify this treatment under GAAP.

                  (b) FirstFederal and First Shenango shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of FirstFederal or First Shenango within the meaning of Rule 145 promulgated by the SEC under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment. FirstFederal and First Shenango shall use its respective best efforts to cause each person so identified to deliver to FirstFederal or First Shenango, as the case may be, no later than 30 days prior to the Effective Time, a written agreement (which agreement shall be mutually satisfactory to counsel for FirstFederal and First Shenango). Shares of FirstFederal Common Stock issued to such FirstFederal and First Shenango affiliates in exchange for First
         Shenango Common Stock or previously owned by them shall not be transferable until such time as financial results covering at least 30 days of combined operations of FirstFederal Financial and First
         Shenango  Bancorp,  Inc.,  have been  published  within the  meaning of
         Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this section.

                  (c) FirstFederal Financial shall use its best efforts to publish no later than ninety (90) days after the end of the first month after the Effective Time in which there are at least thirty (30) days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

         5.3.2 Proxy Statement; Registration Statement. As promptly as practicable after the date hereof, First Shenango and FirstFederal shall cooperate in the preparation of the proxy statement to be mailed to the shareholders of First Shenango Bancorp, Inc., and FirstFederal Financial in connection with the Merger and the transactions contemplated hereby and to be filed by FirstFederal Financial as part of the Registration Statement. FirstFederal will provide copies of all correspondence, comments, amendments and other material filed with, or received from the SEC, and FirstFederal will advise First Shenango, promptly after it receives notice thereof, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of qualification of the FirstFederal Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. FirstFederal shall take all actions necessary to register or qualify the shares of FirstFederal Common Stock to be issued in the Merger pursuant to all applicable state "blue sky" or securities laws and shall maintain such registrations or qualifications in effect for all purposes hereof.

         5.3.3 Disclosure. None of the information supplied by First Shenango for inclusion in the Registration Statement and none of the information supplied by FirstFederal for inclusion in the proxy statement, will, in the case of the proxy statement or any amendments thereof, at the time of the First Shenango Bancorp, Inc., shareholders' meetings or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.3.4 Applications. As promptly as practicable after the date hereof, First Shenango and FirstFederal shall cooperate in the preparation and submission of any requisite applications for prior approval of the transactions contemplated herein, including applications and/or notices from the Office of Thrift Supervision, Federal Reserve Board, and Department of Justice, as may be appropriate, and each of the parties hereto shall, and they shall cause their respective Subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body, the approval of which is required for consummation of the Merger. FirstFederal Financial and First Shenango Bancorp, Inc., each represents and warrants to the other that all information concerning it and its directors, officers, shareholders and Subsidiaries included (or submitted for inclusion) in any such application and furnished by it shall be true, correct and complete in all material respects. Further, each party shall provide such information and communication as may be requested as part of such filings as promptly as possible and shall cooperate with each other in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Merger Agreement commenced by any regulatory authority.

         5.3.5    Indemnity.

                  (a) Subject to the limitations set forth in Section 12.3 hereof, FirstFederal Financial and First Shenango Bancorp, Inc., shall each indemnify and hold the other harmless for any claim, liability or expense (including reasonable attorneys' fees) arising from a misstatement or omission in the applications submitted to regulatory agencies for approval of the transaction contemplated by this Merger Agreement relating to the indemnifying party which is based or made in reliance upon any representation, warranty, or covenant of such party in this Merger Agreement or any certification, document, or other information furnished or to be furnished by such party pursuant to this Merger Agreement. From and after the Closing Date, this Section 5.3.5(a) shall be of no further force or effect.

                  (b) For a period of six (6) years following the Closing Date, FirstFederal shall indemnify and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of First Shenango, on or before the Closing Date with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Closing Date in accordance with and subject to the requirements and other provisions of the Articles and Code of Regulations of FirstFederal and Bank Subsidiary in effect on the date of this Merger Agreement and applicable provisions of law to the same extent as FirstFederal is obligated thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for FirstFederal and Bank Subsidiary. FirstFederal shall cause the persons serving as officers and directors of First Shenango immediately prior to the Closing Date to be covered for a period of 18 months from the Closing Date by the directors' and officers' liability insurance policy maintained by First

         Shenango (provided that FirstFederal may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Closing Date which were committed by such officers and directors in their capacity as such. This Section 5.3.5(b) shall be construed as an agreement as to which the directors and officers of First Shenango and Thrift Subsidiary referred to herein are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

         5.3.6    Best Efforts.

                  (a) FirstFederal Financial and First Shenango Bancorp, Inc., shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Sections 5.3.2 and 5.3.4 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest possible date, including, without limitation (1) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby, provided that First Shenango Bancorp, Inc., shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of FirstFederal Financial, which consent shall not be unreasonably withheld and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third persons, any action that would substantially impair the prospects of completing the Merger pursuant to this Merger Agreement, that would materially delay such completion, or that would adversely affect the qualification of the Merger for pooling of interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code. In the event that either party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as the other party may reasonably request to cure such effect to the extent curable without a Material Adverse Effect on either of the parties within 30 days of such request.

                  (b) First Shenango Bancorp, Inc., shall give prompt notice to FirstFederal Financial, and FirstFederal Financial shall give prompt notice to First Shenango Bancorp, Inc., of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure of FirstFederal or First Shenango, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure.

                  (c) Each party shall provide and shall request its auditors to provide the other party with such historical financial information regarding it (and related audit reports and consents and certificates) as the other party may reasonably request for any securities disclosure purposes.

         5.3.7 Delivery of Supplements to Disclosure Schedules. Five (5) business days prior to the Effective Time, each party will deliver to the other party a supplement or amendment to its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Merger Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule.

         5.3.8 Internal Procedures. Consistent with GAAP, First Shenango Bancorp, Inc., agrees that, on or before the Effective Time, based on a review of Thrift Subsidiary's loan losses, current classified assets and commercial, multi-family and residential mortgage loans, First Shenango will work with FirstFederal with a goal of establishing collection procedures, internal valuation reviews, credit policies and practices and general valuation allowances which are consistent with guidelines used within the FirstFederal holding company system to the extent permitted by law and consistent with the fiduciary duties of the directors and other officers of First Shenango Bancorp, Inc., and Thrift Subsidiary at such times as reasonably requested by FirstFederal; provided, however, that neither First Shenango Bancorp, Inc., nor Thrift Subsidiary shall be obligated to make any such changes or adjustments until the following conditions have been satisfied: (i) each of the conditions precedent to Closing specified in Articles VI and VII of this Agreement shall have been satisfied and (ii) FirstFederal Financial shall certify to First Shenango Bancorp, Inc., in writing that, as of the date as of which such request is being made, FirstFederal is aware of no facts or circumstances which would permit FirstFederal to terminate this Agreement pursuant to Article XII of this Merger Agreement. FirstFederal shall provide such assistance and direction to First Shenango as is necessary in conforming to such policies, practices and procedures.

                                   ARTICLE VI
                                   ----------
               Conditions Precedent to FirstFederal's Performance
               --------------------------------------------------

         The obligations of FirstFederal Financial under this Merger Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article VI. FirstFederal Financial may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by FirstFederal Financial of any of its other rights or remedies, at law or in equity, if First Shenango Bancorp, Inc., shall be in default of any of its representations, warranties, or covenants under this Merger Agreement.

         6.1 Representations and Warranties True. The representations and warranties of First Shenango Bancorp, Inc., contained in this Merger Agreement were true when made in all material respects, and shall be true in all material respects as of the Closing Date (after giving effect to any changes contemplated or provided for in this Merger Agreement) with the same force and effect as if made at and as at the time of the Closing Date, except for breaches of representations and warranties caused by events taking place after the date hereof which would not have or would not reasonably be expected to have a Material Adverse Impact on First Shenango, and First Shenango Bancorp, Inc., shall deliver at Closing a written certification thereof.

         6.2 Performance of First Shenango. First Shenango Bancorp, Inc., shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Merger Agreement to be performed or complied with by it on or before the Closing Date.

         6.3 No Material Changes. During the period from December 31, 1997, to the Closing Date, there shall not have been any material adverse change in the Business or Condition of First Shenango, and First Shenango shall not have sustained any material loss or damage to its Assets, whether or not insured, that has a Material Adverse Effect on First Shenango. Any additional expenses incurred by First Shenango and Thrift Subsidiary in connection with the repayment of the ESOP loan or other stock benefit plans in connection with the Merger Agreement will not be considered a material adverse change, provided that such expenses shall be approved by FirstFederal, which approval shall not be unreasonably withheld.

         6.4 Corporate Approval. The execution and delivery of this Merger Agreement by First Shenango Bancorp, Inc., and the performance of its covenants and obligations under it shall have been duly authorized by all necessary corporate and shareholder action, and FirstFederal Financial shall have received copies of all resolutions pertaining to that authorization certified by the Secretary of First Shenango Bancorp, Inc.

         6.5 Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Merger Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by First Shenango Bancorp, Inc., and delivered to FirstFederal Financial.

         6.6      Reserved.

         6.7 Opinion of Counsel. FirstFederal Financial shall have received the opinion of Malizia, Spidi, Sloane & Fisch, P.C., counsel to First Shenango, dated the Closing Date, substantially in the form and to the effect of Exhibit D hereto.

         6.8 FirstFederal's Due Diligence. Based upon FirstFederal's due diligence from the date of the execution of this Merger Agreement to the Closing Date, FirstFederal has not discovered any material misrepresentation or breach of warranty or any other matters not adequately disclosed on the Disclosure Schedule, that would have a Material Adverse Effect on First Shenango.

         6.9      Regulatory Approval.

         (a) FirstFederal shall have received all regulatory approvals required or deemed necessary in connection with the transactions contemplated by this Merger Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied, provided, however, that no such approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of FirstFederal Financial so materially and adversely affects the anticipated economic and business benefits to FirstFederal, of the transactions contemplated by this Agreement as to render consummation of such transaction inadvisable;

         (b) The Registration Statement (including any post-effective amendment thereto) shall be effective under the Securities Act, and no proceeding shall be pending or to the Knowledge of FirstFederal threatened by the SEC to suspend the effectiveness of such Registration Statement, and FirstFederal shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary.

         6.10 Pooling of Interest. FirstFederal Financial shall have received a letter from KPMG Peat Marwick, LLP, FirstFederal Financial's independent public accountants, to the effect that the Merger will qualify for pooling of interest accounting treatment.

         6.11 Accountant's Letters. FirstFederal Financial shall have received from Ernst & Young LLP letters dated not more than five days prior to (i) the effective date of the Registration Statement and (ii) the Closing Date, with respect to certain financial information regarding First Shenango, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

         6.12 Thrift Subsidiary Board of Directors. Thrift Subsidiary's Board of Directors will appoint to the Thrift Subsidiary's Board of Directors at the Effective Time two individuals to be recommended by FirstFederal Financial but subject to the approval of the Thrift Subsidiary's Board of Directors.

         6.13 Officer's Certificates. First Shenango Bancorp, Inc., shall deliver at Closing an officer's certificate to the effect that all conditions precedent to FirstFederal Financial's performance have been met or waived and that all action required to be taken by First Shenango to consummate the transactions contemplated herein has been taken.

         6.14 Fairness Opinion. FirstFederal shall have received from Keefe, Bruyette & Woods, Inc., a written fairness opinion, dated on or about the date on which the proxy statement is distributed to FirstFederal Financial shareholders, to the effect that the Exchange Ratio is fair to FirstFederal Financial shareholders from a financial point of view.

         6.15 Department of Labor and Industry Certificate. First Shenango shall deliver at Closing clearance certificates in accordance with Section 139 of the PBCL from the Office of

Employment Security of the Department of Labor and Industry and Department of Revenue evidencing the payment by First Shenango of all charges due the Commonwealth of Pennsylvania.

         6.16 Certified Rent Roll. First Shenango shall deliver a certified rent roll of leased Real Property of which it is the lessor.

                                   ARTICLE VII
                                   -----------
                   Conditions to Obligations of First Shenango
                   -------------------------------------------

         The obligations of First Shenango Bancorp, Inc., hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by First Shenango Bancorp, Inc., in its sole discretion):

         7.1 FirstFederal's Warranties. All representations and warranties by FirstFederal Financial contained in this Merger Agreement or in any written statement delivered by FirstFederal Financial under this Merger Agreement shall be true in all material respects on and as of the Closing as though such representations and warranties were made on and as of that date, except for breaches of representations and warranties caused by events taking place after the date hereof which would not or would not reasonably be expected to have a Material Adverse Effect on FirstFederal.

         7.2 FirstFederal's Performance. FirstFederal Financial shall have performed and complied in all material respects with all covenants and agreements, satisfied all conditions that it is required by this Merger Agreement to perform, comply with, or satisfy, before or at the Closing Date.

         7.3 Opinion of FirstFederal's Counsel. FirstFederal Financial shall have furnished First Shenango Bancorp, Inc., with an opinion, dated the Closing Date, of Critchfield, Critchfield & Johnston, Ltd., counsel for FirstFederal, in form and substance as set forth in Exhibit E.

         7.4 Corporate Approval. The Board of Directors of FirstFederal Financial shall have duly authorized and approved the execution and delivery of this Merger Agreement and all corporate action necessary or proper to fulfill the obligations of FirstFederal Financial to be performed under this Merger Agreement on or before the Closing Date.

         7.5 Fairness Opinion. First Shenango Bancorp, Inc., shall have received from McDonald a written fairness opinion, dated on or about the date on which the proxy statement is distributed to First Shenango Bancorp, Inc.'s stockholders, to the effect that the Exchange Ratio is fair to First Shenango Bancorp, Inc.'s stockholders from a financial point of view.

         7.6 No Material Changes. During the period from December 31, 1997, to the Closing Date, there shall not have been any material adverse change in the Business or Condition of FirstFederal, and FirstFederal shall not have sustained any material loss or damage to its Assets, whether or not insured, that has a Material Adverse Effect on FirstFederal.

                                  ARTICLE VIII
                                  ------------
                                   The Closing
                                   -----------

         8.1 Time and Place. The Closing shall occur at 10:00 a.m. at the offices of Critchfield, Critchfield & Johnston, as promptly as practicable after the date on which all of the conditions set forth in Articles VI and VII are satisfied or duly waived, or at such other time and place and on such other date as the parties hereto may agree.

         8.2 Closing Escrow. All documents to be delivered by First Shenango Bancorp, Inc., shall be delivered to counsel for FirstFederal in escrow and such documents shall not be released by counsel for FirstFederal until receiving written authorization from counsel for First Shenango. All documents to be delivered by FirstFederal Financial to First Shenango shall be delivered to counsel for First Shenango in escrow and such documents shall not be released by counsel for First Shenango until receiving written authority from counsel for FirstFederal.

                                   ARTICLE IX
                                   ----------
                            Post Closing Obligations
                            ------------------------

         9.1 Options. Within ninety (90) days from the Effective Time, FirstFederal will cause 25,000 Stock Options in the aggregate to be granted to officers of the Thrift Subsidiary pursuant to the terms and conditions of the 1997 Omnibus Incentive Plan. The allocation of the Stock Options among the Thrift Subsidiary's officers shall be based upon a recommendation of the Thrift Subsidiary's Board of Directors, as approved by the FirstFederal Financial's Board of Directors.

         9.2 FirstFederal Board of Directors. FirstFederal Financial's Board of Directors will appoint Dale R. Perelman to the FirstFederal Financial Board of Directors for a term expiring at the next annual meeting of FirstFederal Financial, at which time Dale R. Perelman will stand for nomination to such board as required by Ohio law. FirstFederal Financial will appoint Joseph Hrach to Signal Bank, National Association's Board of Directors for a term expiring at the next annual meeting of Signal Bank, National Association, at which time Joseph Hrach will stand for nomination to such board as required by federal law.

                                    ARTICLE X
                                    ---------
                               Costs and Publicity
                               -------------------

         10.1 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiation and preparation of this Merger Agreement and in closing and carrying out the transactions contemplated by this Merger Agreement provided that First Shenango shall not incur any such costs and expenses in excess of $450,000 in the aggregate; excluding therefrom the fee payable to McDonald as previously disclosed. The parties acknowledge that FirstFederal Financial will be primarily responsible for the necessary filings with the SEC relating to this Agreement.

         10.2 Publicity. All notices to third parties, employees of First Shenango and FirstFederal and all other publicity concerning the transactions contemplated by this Merger

Agreement, excluding notices and publications required by law or regulation, shall be jointly planned and coordinated by and between FirstFederal Financial and First Shenango Bancorp, Inc. None of the parties shall act unilaterally in this regard without the prior written approval of the others; however, this approval shall not be unreasonably withheld.


                                   ARTICLE XI
                                   ----------
                          Form of Agreement and Parties
                          -----------------------------

         11.1 Headings. The subject headings of the paragraphs and subparagraphs of this Merger Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         11.2 Modification and Waiver. This Merger Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Merger Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Merger Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         11.3 Counterparts. This Merger Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.4 Rights of Parties. Nothing in this Merger Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Merger Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Merger Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Merger Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Merger Agreement.

         11.5 Assignment. Neither First Shenango Bancorp, Inc., nor FirstFederal Financial may assign its rights or obligations under this Merger Agreement.

                                   ARTICLE XII
                                   -----------
                                   Termination
                                   -----------

         12.1 Termination. This Merger Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) By the vote of a majority of the Board of Directors of each of FirstFederal and First Shenango;

                  (b) By the vote of a majority of the Board of Directors of either FirstFederal or First Shenango if the Merger shall not have been consummated on or before October 31, 1998, unless the failure to consummate by such date is related to the action or inaction of the regulatory authorities, and such action or inaction is not directly related to either FirstFederal's or First Shenango's breach of their respective obligations under Articles III and IV;

                  (c) By the vote of a  majority  of the Board of  Directors  of either FirstFederal or First Shenango if any regulatory agency has denied approval of the Merger and neither First Shenango nor FirstFederal has timely filed a request for a reconsideration or a petition seeking review of such order;

                  (d) At any time before the Closing, by First Shenango, in the event of the occurrence of a Material Adverse Impact of FirstFederal if FirstFederal fails to cure such Material Adverse Impact thirty (30) days following notification thereof by First Shenango;

                  (e) At any time before the Closing, by FirstFederal, in the event of the occurrence of a Material Adverse Impact of First Shenango if First Shenango fails to cure such Material Adverse Impact within thirty (30) days following notification thereof by FirstFederal;

                  (f) At any time after December 31, 1998, by First Shenango or FirstFederal, upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Merger Agreement by the terminating party;

                  (g) By either party if any bona fide action or proceeding shall be pending against either party on the Closing Date that could result in a judgment, decree, or order that would prevent or make unlawful the carrying out of this Merger Agreement;

                  (h)  By  FirstFederal   after   Regulatory   Approval  if  the
         conditions precedent to FirstFederal's obligation to close as contained in Article VI have not been satisfied or waived;

                  (i) By First Shenango after Regulatory Approval if the conditions precedent to First Shenango's obligation to close as contained in Article VII have not been satisfied or waived;

                  (j) By First Shenango if all of the following occur: (i) the FirstFederal Share Price Change is greater than 15%; (ii) the FirstFederal Share Price Change is greater than the SNL Share Price Change by more than .1%; and (iii) the FirstFederal Share Price Change is a positive number.

         12.2 Effect of Termination. If this Merger Agreement is validly terminated pursuant to Section 12.1, this Merger Agreement will forthwith become null and void, and there will be no liability or obligation on the part of First Shenango or FirstFederal (or any of their respective officers, directors, employees, agents or other representatives of Affiliates), except as provided in Sections 5.1.13 and 12.3 and except that the provisions of the Confidentiality Agreements entered into by FirstFederal on January 13, 1998 will continue to apply following any such termination.

         12.3 Liquidated Damages. In the event this Merger Agreement is terminated pursuant to 12.1(d), (e), (g), (h) or (i) and the nonterminating party is in material breach of this Merger Agreement, the terminating party shall be entitled to receive as liquidated damages the sum of $3 million ("Liquidated Damages") payable within 30 days of the effective date of the termination. The parties agree that the Liquidated Damages is not a penalty and is a reasonable estimate of the damages that would be sustained by the terminating party, as it would be difficult to determine the extent of damages at the time of the termination. Nothing contained herein shall limit or alter the rights of FirstFederal to receive a break-up fee under Section 5.1.13, except that the aggregate amount payable to FirstFederal under Sections 5.1.13 and 12.3 shall not exceed $3 million.


                                  ARTICLE XIII
                                  ------------
                              Disclosure Schedules
                              --------------------

         Notwithstanding any term to the contrary herein, the parties agree that FirstFederal may terminate this Agreement upon notice to First Shenango within seven days of the date of this Agreement in the event that the accompanying documentation relating to Section 3.12 of the Disclosure Schedule contain information that would have Material Adverse Impact on First Shenango or a material diminution of the valuation of First Shenango by FirstFederal.

                                   ARTICLE XIV
                                   -----------
                                  Miscellaneous
                                  -------------

         14.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to FirstFederal, to:                With a Copy to:

FirstFederal Financial Services Corp   Critchfield, Critchfield & Johnston, Ltd.
135 E. Liberty St.                     225 N. Market Street
Wooster, OH  44691                     Wooster, OH  44691
Attn: Gary G. Clark,                   Attn:  Daniel H. Plumly
        Chief Executive Officer        Facsimile No.: (330) 263-9278
Facsimile No.:  (330) 262-1057

If to First Shenango, to:                   With a Copy to:


First Shenango Bancorp, Inc.                Malizia, Spidi, Sloane & Fisch, P.C.
First Federal Plaza                         One Franklin Square
25 N. Mill Street                           1301 K Street, N.W., Suite 700 East
New Castle, PA  16103                       Washington, D.C.  20005
Attn.:  Francis A. Bonadio, President       Attn.:  Samuel J. Malizia and
Facsimile No.: (412) 658-2971               Gregory Rubis
                                            Facsimile No.:  (202) 434-4661

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmissions to the facsimile number as provided in this Section, be deemed given after receipt of confirmation of such transmission, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given within three days following the mailing thereof. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         14.2 Entire Agreement. This Merger Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including without limitation that certain letter of interest from FirstFederal Financial to First Shenango Bancorp, Inc., dated January 19, 1998, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         14.3 Costs. If any legal action or other proceeding is brought for the enforcement of this Merger Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Merger Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         14.4 Fair Interpretation. Every covenant, term, and provision of this Merger Agreement shall be construed simply according to its fair meaning and not strictly for or against either party.

         14.5 Severability. Every provision of this Merger Agreement is intended to be severable. If any term or provision thereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Merger Agreement.

         14.6 Effect of Closing. No representations, warranties, covenants, and agreements of the parties contained in this Merger Agreement shall survive the Closing, except the covenants and obligations contained in Article IX shall survive the Closing.

         14.7 Arbitration of Disputes. Other than actions that request equitable relief, which relief may be sought from a court of competent jurisdiction, it is agreed that all disputes, claims and controversies between the parties to this Merger Agreement, whether individual or joint in nature, arising from or in connection with this Merger Agreement or otherwise, including, without limitation, contract, tort and other claims, shall be arbitrated pursuant to the Rules of the American Arbitration Association. Any disputes, claims or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning this Merger Agreement, including any claim to rescind, reform or otherwise modify any provision of this Merger Agreement, shall also be arbitrated, provided, however, that no arbitrator shall have the right or power to enjoin or restrain any act of any party. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable.

         14.8 No Third Party Beneficiaries. Nothing in this Merger Agreement shall entitle any person (other than FirstFederal, First Shenango, and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except as otherwise expressly provided herein.

         14.9 Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.


                   [Balance of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Merger Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                      FIRSTFEDERAL FINANCIAL SERVICES
                                        CORP

                                      By /s/Gary G. Clark
                                         ---------------------------------------
                                               Name: Gary G. Clark
                                               Title:  Chief Executive Officer

                                      FIRST SHENANGO BANCORP, INC.

                                      By /s/Francis A. Bonadio
                                         ---------------------------------------
                                               Name:  Francis A. Bonadio
                                               Title:    President